UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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EOG Resources, Inc.

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2008

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. will be held in the Dezavala meeting room of the Doubletree Hotel at 400 Dallas Street, Houston, Texas, at 3:00 p.m., Houston time, on Thursday, May 8, 2008, for the following purposes:

1. To elect six directors to hold office until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent public accountants, as our auditors for the year ending December 31, 2008;

3. To approve the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock at the close of business on March 14, 2008 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas
April 4, 2008

EOG RESOURCES, INC.

PROXY STATEMENT

The enclosed form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us” or “our”) to be used at our 2008 annual meeting of stockholders (“Annual Meeting”) to be held in the Dezavala meeting room of the Doubletree Hotel at 400 Dallas Street, Houston, Texas, at 3:00 p.m., Houston time, on Thursday, May 8, 2008. This proxy statement and the accompanying form of proxy will be first sent or given to our stockholders on or about April 4, 2008.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. If you would like to attend the Annual Meeting and vote in person, please contact EOG at (713) 651-7000 (Attention: Corporate Secretary) for directions to the Annual Meeting.

Our 2007 annual report to stockholders is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. However, the annual report to stockholders does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the accompanying proxy card.

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have also retained a third-party proxy solicitation firm, Morrow & Co., LLC, to solicit proxies on behalf of the Board, and expect to pay such firm approximately $6,500 for their services. The cost of any solicitation of proxies will be borne by us.

Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with any such activities.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

Important Notice Regarding the Availability of Proxy Materials
for the 2008 Annual Meeting of Stockholders To Be Held on May 8, 2008

Pursuant to the new Securities and Exchange Commission (“SEC”) rules related to the Internet availability of proxy materials, we have chosen to make this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2007 annual report to stockholders available via the Internet at www.eogresources.com/investors/annreport.html and at www.proxyvote.com.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our Common Stock at the close of business on March 14, 2008 (“Record Date”) will be entitled to one vote per share on all matters presented at the Annual Meeting. On the Record Date, there were 247,996,094 shares of our Common Stock outstanding. We have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table and accompanying footnotes set forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) who we know, based on filings with the SEC, beneficially owned five percent (5%) or more of our Common Stock as of December 31, 2007.

Name and Address	Number of	Percent of
of Beneficial Owner	Shares	Class(a)

FMR LLC(b)	29,571,172	12.0%
82 Devonshire Street Boston, MA 02109
Davis Selected Advisers, L.P.(c)	23,558,820	9.6%
2949 East Elvira Road, Suite 101 Tucson, AZ 85706
Capital World Investors(d)	15,745,000	6.4%
333 South Hope Street Los Angeles, CA 90071
AXA Financial, Inc.(e)	15,655,052	6.4%
1290 Avenue of the Americas New York, NY 10104
Wellington Management Company, LLP(f)	12,552,013	5.1%
75 State Street Boston, MA 02109

(a)	Based on 246,441,720 shares of our Common Stock outstanding as of December 31, 2007.

(b)	Based on its Schedule 13G/A filed on February 14, 2008 with respect to its beneficial ownership of our Common Stock as of December 31, 2007, FMR LLC has sole voting power as to 958,725 shares and sole dispositive power as to 29,571,172 shares.

(c)	Based on its Schedule 13G/A filed on February 12, 2008 with respect to its beneficial ownership of our Common Stock as of December 31, 2007, Davis Selected Advisers, L.P. has sole voting power with respect to 22,068,269 shares and sole dispositive power with respect to 23,558,820 shares.

(d)	Based on its Schedule 13G filed on February 11, 2008 with respect to its beneficial ownership of our Common Stock as of December 31, 2007, Capital World Investors has sole voting power with respect to 2,365,000 shares and sole dispositive power with respect to 15,745,000 shares.

(e)	Based on their Schedule 13G filed on February 14, 2008 with respect to its beneficial ownership of our Common Stock as of December 31, 2007, AXA Financial, Inc. and its affiliates have sole voting power as to 10,781,018 shares, shared voting power as to 1,157,487 shares and sole dispositive power as to 15,655,052 shares.

(f)	Based on its Schedule 13G filed on February 14, 2008 with respect to its beneficial ownership of our Common Stock as of December 31, 2007, Wellington Management Company, LLP has shared voting power as to 7,162,435 shares and shared dispositive power as to 12,552,013 shares.

Stock Ownership of the Board and Management

The following table and accompanying footnotes set forth certain information regarding the ownership of our Common Stock by (i) each current director and director nominee of EOG, (ii) each “named executive officer” of EOG named in the “Summary Compensation Table” below and (iii) all current directors and executive officers of EOG as a group, in each case as of January 31, 2008.

			Stock
			Options
			and Stock	Restricted
			Appreciation	Stock
		Shares	Rights	Units and
		Beneficially	Exercisable	Phantom	Total
Title of Class	Name	Owned(a)	by 3-31-08(b)	Shares(c)	Ownership(d)

EOG Resources, Inc.	George A. Alcorn	3,300	28,000	0	31,300
Common Stock	Charles R. Crisp	6,000	35,000	2,990	43,990
	Timothy K. Driggers	24,186	7,718	5,311	37,215
	Robert K. Garrison	57,306	89,697	24,018	171,021
	Barry Hunsaker, Jr.(e)	36,639	126,216	0	162,855
	Loren M. Leiker	168,615	178,614	29,878	377,107
	Mark G. Papa	566,715	1,052,083	255,330	1,874,128
	Edmund P. Segner, III(f)	83,440	0	35,265	118,705
	William D. Stevens(g)	1,600	21,000	0	22,600
	H. Leighton Steward	61,603	35,000	5,153	101,756
	Donald F. Textor	20,000	14,000	13,684	47,684
	Gary L. Thomas	205,863	398,614	75,036	679,513
	Frank G. Wisner	0	105,000	12,396	117,396
	All current directors and executive officers as a group (12 in number)	1,122,521	1,964,726	423,796	3,511,043

(a)	Includes shares for which the person directly or indirectly has sole or shared voting or investment power, shares held under the EOG Resources, Inc. Savings Plan (“Savings Plan”) for which the participant has sole voting and investment power and shares of restricted stock held under the EOG Resources, Inc. 1992 Stock Plan (as amended and restated, “1992 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 1992 Stock Plan.

(b)	The shares shown in this column, which are not reflected in the adjacent column entitled “Shares Beneficially Owned,” consist of (a) the shares of our Common Stock that would be received upon the exercise of stock options held by the individuals shown that are exercisable on or before March 31, 2008; and (b) the shares of our Common Stock that would be received upon the exercise of stock-settled stock appreciation rights (“SARs”) held by the individuals shown that are exercisable on or before March 31, 2008, based on, for purposes of this table, the closing price of our Common Stock on the New York Stock Exchange (“NYSE”) of $87.33 per share on January 31, 2008, net of a number of shares equal to the estimated taxes payable with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes). The shares shown in this column are “beneficially owned” under Rule 13d-3 under the Exchange Act.

(c)	Includes restricted stock units held under the 1992 Stock Plan for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 1992 Stock Plan. Also includes phantom shares held in the individual’s phantom stock account under the EOG Resources, Inc. 1996 Deferral Plan (“1996 Deferral Plan”) for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the 1996 Deferral Plan and the individual’s deferral election. Because such units and shares will not vest on or before March 31, 2008, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(d)	None of our current or former directors or executive officers shown owned, beneficially or otherwise, as of January 31, 2008, more than 1% of the shares of our Common Stock outstanding as of January 31, 2008. Based on 246,784,796 shares of our Common Stock outstanding as of January 31, 2008, our current directors and executive officers as a group (12 in number) beneficially owned approximately 1.2% of the shares of our Common Stock outstanding as of January 31, 2008 and had total ownership of approximately 1.4% of the shares of our Common Stock outstanding as of January 31, 2008.

(e)	Mr. Hunsaker retired from EOG effective April 30, 2007. For further information, see “Potential Payments Upon Termination of Employment or Change of Control” below.

(f)	Effective June 30, 2007, Mr. Segner resigned from the Board and ceased being our principal financial officer; Mr. Segner is transitioning into retirement, which will become effective November 30, 2008, and currently serves as a Vice President of EOG.

(g)	Mr. Stevens will retire from the Board at the end of his current term, which will expire in conjunction with the Annual Meeting, and will therefore not stand for re-election as a director at the Annual Meeting.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

The Board has affirmatively determined that six of our seven current directors, namely Messrs. Alcorn, Crisp, Stevens, Steward, Textor and Wisner, have no material relationship with EOG and thus meet the criteria for independence of the NYSE, the SEC and Article III, Section 14 of our bylaws, which are available on our website at www.eogresources.com/about/corpgov.html.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between EOG and each director and between EOG and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated. Except with respect to Mr. Papa, the Board determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board affirmatively determined that Mr. Papa is not independent because he is our Chairman and Chief Executive Officer.

Meetings

The Board held seven meetings during the year ended December 31, 2007 (including a joint meeting of the Board and the Compensation, Corporate Governance and Nominating Committees of the Board and a joint meeting of the Board and the Compensation Committee of the Board).

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. We encourage each director to attend our annual meeting of stockholders. Each director attended our 2007 annual meeting of stockholders.

Executive Sessions of Non-Management Directors

Our non-management directors (Messrs. Alcorn, Crisp, Stevens, Steward, Textor and Wisner) held four executive sessions during the year ended December 31, 2007. Mr. Stevens was appointed by the non-management directors as the presiding director for these sessions, and Mr. Alcorn has been appointed by the non-management directors as the presiding director for executive sessions in 2008.

On March 3, 2008, Mr. Stevens notified the Nominating Committee of the Board that he will retire from the Board at the end of his current term, which will expire in conjunction with the Annual Meeting, and will therefore not stand for re-election as a director at the Annual Meeting. Mr. Segner resigned from the Board effective June 30, 2007.

Committees of the Board

Each committee of the Board identified below has a charter that is available on our website at www.eogresources.com/about/corpgov.html. Copies of the committee charters are also available upon written request to our Corporate Secretary.

Nominating Committee

The Nominating Committee, which is composed exclusively of independent directors, is responsible for proposing qualified candidates to fill vacancies on the Board without regard to race, sex, age, religion or physical disability. While there are no specific minimum requirements that the Nominating Committee believes must be met by a prospective director nominee, the Nominating Committee does believe that nominees for director should possess personal and professional integrity, have good business judgment, have relevant experience and skills and be willing and able to commit the necessary time for Board and committee service.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/about/corpgov.html, set forth the following minimum requirements for directors:

•	no director shall be eligible to stand for re-election after having attained the age of 74, unless approved by the Board;

•	at least three-fifths of our directors must meet the criteria for independence required by the NYSE and our bylaws; and

•	no director may serve on more than three other public company boards.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. As an alternative to term limits for directors, the Nominating Committee reviews each director’s continuation on the Board every three years. The Nominating Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In addition, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. In evaluating nominees, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

In addition, the Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2009 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Nominating Committee met three times during the year ended December 31, 2007 (including a joint meeting of the Board and the Compensation, Corporate Governance and Nominating Committees), and is currently composed of Messrs. Crisp (Chairman), Alcorn, Stevens, Steward, Textor and Wisner.

Audit Committee

The Audit Committee, which is composed exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our financial condition and results of operations. The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate and terminate our independent auditors and to review, as deemed appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

While the Board has determined that one member of the Audit Committee (Mr. Textor, the Chairman) has accounting or related financial management expertise (as required by NYSE rules), we currently do not have an “audit committee financial expert” (as defined under SEC rules) serving on the Audit Committee. The Board believes that the composition of the Audit Committee is equivalent to having an audit committee financial expert on the Audit Committee. Moreover, the Board believes it is desirable to nominate as a director a person who would qualify as an audit committee financial expert, but only if that person also has the other experience, attributes and qualifications that we are then seeking for new members of the Board. Accordingly, the Nominating Committee has been directed to include in the information that it seeks from potential nominees to the Board whether that person has the knowledge, background and experience to qualify as an audit committee financial expert and to consider such qualifications when proposing nominees for the Board.

The Audit Committee met six times during the year ended December 31, 2007, and is currently composed of Messrs. Textor (Chairman), Alcorn, Crisp, Stevens, Steward and Wisner.

Compensation Committee

The Compensation Committee, which is composed exclusively of independent directors, is responsible for the administration of our stock plans and approval of compensation arrangements for our directors and executive officers. Please refer to “Executive Compensation — Compensation Discussion and Analysis — Compensation Committee Process” below for a discussion of the Compensation Committee’s procedures and processes for making executive and director compensation determinations.

The Compensation Committee met six times during the year ended December 31, 2007 (including a joint meeting of the Board and the Compensation, Corporate Governance and Nominating Committees and a joint meeting of the Board and the Compensation Committee), and is currently composed of Messrs. Alcorn (Chairman), Crisp, Stevens, Steward, Textor and Wisner.

Corporate Governance Committee

The Corporate Governance Committee, which is composed exclusively of independent directors, is responsible for developing and recommending appropriate corporate governance principles and for oversight of the self-evaluation of the Board.

The Corporate Governance Committee met two times during the year ended December 31, 2007 (including a joint meeting of the Board and the Compensation, Corporate Governance and Nominating Committees), and is currently composed of Messrs. Wisner (Chairman), Alcorn, Crisp, Stevens, Steward and Textor.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and will promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/about/corpgov.html.

Interested parties can communicate directly with the presiding director for the executive sessions of the non-management directors, or the non-management directors as a group, using the same procedure outlined above for general stockholder communications with the Board, except any such communication should be addressed to the presiding director or to the non-management directors as a group, as appropriate.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. We have also adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that, along with our Code of Conduct, applies to our principal executive officer, principal financial and accounting officer and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/about/
corpgov.html, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary. We intend to disclose any amendments to our Code of Conduct, and any waivers with respect to our Code of Conduct granted to our principal executive officer and principal financial and accounting officer, on our website at www.eogresources.com within four business days of the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. We also intend to disclose any amendments to our Code of Ethics, and any waivers granted with respect to our Code of Ethics, on our website.

Moreover, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/about/corpgov.html. Any stockholder who so requests may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2007, none of our executive officers served as a director or member of the compensation committee of another entity where an executive officer of such entity served as a director of EOG or on our Board’s Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

In connection with our fiscal year 2007 audited financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as adopted by the PCAOB; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by our principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements for fiscal year 2007 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donald F. Textor, Chairman
George A. Alcorn
Charles R. Crisp
William D. Stevens
H. Leighton Steward
Frank G. Wisner

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (as amended). Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2008 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

George A. Alcorn, Chairman
Charles R. Crisp
William D. Stevens
H. Leighton Steward
Donald F. Textor
Frank G. Wisner

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

Compensation for our executive officers is administered by the Compensation Committee of the Board (“Committee”). The Committee is an independent committee of the Board currently composed of our six non-employee directors. All of these individuals meet the independence requirements of the NYSE and our bylaws, qualify as “Non-Employee Directors” under Rule 16b-3 of the Exchange Act and qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). The Committee is responsible for reviewing and establishing the compensation, including salary, bonus and long-term incentive compensation, of our Chief Executive Officer (“CEO”) and all of our other executive officers and the annual bonus pool and annual long-term incentive compensation pool for all of our employees.

The Committee has the sole authority to retain compensation consultants and any legal, accounting or other advisors it deems appropriate. It has been the Committee’s practice not to use a compensation consultant and none was used in reviewing and determining our executive compensation for 2007. As discussed in further detail below, the Committee reviews data regarding the compensation programs of EOG’s peer companies to ensure that EOG’s compensation program remains competitive in the oil and gas industry. Also as discussed in further detail below, the peer group data is compiled by our Human Resources Department from publicly available information, and the Committee reviews and discusses this data prior to making compensation decisions.

In this Compensation Discussion and Analysis section, “Named Officers” means the individuals who served as our principal executive officer or principal financial officer during 2007, as well as the other individuals included in the “Summary Compensation Table” below.

Compensation Committee Process

Each component of EOG’s compensation program is reviewed by the Committee on an annual basis. Based on its analysis of the peer group compensation data, the Committee determines the compensation of our CEO during an executive session of the Committee, at which our CEO is not present. Our CEO, who also reviews the peer group data, makes recommendations to the Committee regarding the compensation of the other Named Officers, which the Committee may, at its discretion, discuss in executive session. However, the final determination as to the compensation of the other Named Officers is made solely by the Committee. During each fiscal year, the Committee periodically reviews our compensation program and determines whether it continues to promote the compensation goals of EOG, which goals include remaining competitive in our industry so that we are able to retain and incentivize our executive officers. The Committee did not make any material changes to the components of our compensation program for fiscal year 2007 and does not anticipate the need for any such changes for fiscal year 2008.

The Committee typically holds at least one meeting each fiscal quarter. At its meeting held in the first quarter, the Committee reviews and discusses our performance report regarding certain pre-determined, company-wide financial and operational goals with respect to the prior year, evaluates achievement of the individual performance goals set for our CEO and the other Named Officers, approves the aggregate annual bonus pool for all employees and sets performance goals to be considered in determining Named Officer bonuses for the next year. The annual bonus payout approved by the Committee is an overall bonus pool, consisting of cash and restricted stock/restricted stock units, out of which all employee bonuses for the prior fiscal year are paid. The bonuses awarded to EOG’s executive officers, including our CEO and the other Named Officers, are paid from this pool as well. Once the overall bonus pool is determined, the Committee meets with our CEO to evaluate and review the bonus payouts with respect to the other executive officers, including the other Named Officers, as recommended by our CEO. The Committee then commences an executive session, at which our CEO is not present, to determine the bonus payout to our CEO.

At its meeting held in the second quarter, the Committee reviews and recommends any changes to non-employee director compensation. At its third quarter meeting, the Committee reviews the peer group compensation data compiled by our Human Resources Department and reviews and approves salary increases and annual stock option/stock appreciation right (“SAR”) and/or restricted stock/restricted stock unit grants for all executive officers, including our CEO and the other Named Officers, and the annual stock option/SAR and restricted stock/restricted stock unit grant pool for all of our other employees. The fourth quarter meeting typically addresses administrative matters unrelated to executive compensation.

In addition, throughout the year, as necessary, the Committee reviews and approves amendments to our stock plans and benefit plans; reviews and approves employment, change of control and severance agreements; reviews and revises stock grant vesting and termination provisions; reviews and revises the amount available for grant under our CEO’s discretionary pool of stock options/SARs and discretionary pool of restricted stock/restricted stock units; and takes any other action it deems necessary or appropriate.

Objectives of Our Compensation Program

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of EOG’s key short-term and long-term goals. The Committee is guided by the following key principles in determining the compensation of our CEO and other Named Officers:

•	Competition Among Peers. The Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the oil and gas industry, so we can attract, motivate and retain top industry talent.

•	Accountability for Our Performance. The Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of EOG based on our achievement of certain pre-determined financial and operational goals.

•	Accountability for Individual Performance. In addition, the Committee believes that our compensation program should be tied in part to the executive officer’s achievement of his individual performance goals, to encourage and promote individual contributions to EOG’s overall performance.

•	Alignment with Stockholder Interests. Moreover, the Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options/SARs and restricted stock/restricted stock units, to align our executive officers’ interests with those of our stockholders.

A more detailed discussion of each element of our compensation program is provided below.

Competition Among Peers

In order to attract and retain talented executive officers, we must ensure that our compensation program remains competitive with the types and ranges of compensation paid by our peer companies and other companies that we regard as having analogous lines of business and similar executive compensation opportunities and risks. On an annual basis, the Committee reviews and discusses peer group compensation data setting forth the base salary, annual non-equity incentive payments, long-term incentive awards, perquisites and other compensation and benefits for our CEO and our other Named Officers as compared to our peer companies based on current, publicly available data compiled by our Human Resources Department.

The Committee recognizes a peer group composed of (i) companies primarily included in the Standard & Poor’s 500 Oil & Gas Exploration & Production Index (“S&P Peer Group”) that have lines of business and market activities similar to those of EOG and (ii) companies not included in the S&P Peer Group but that are also considered to be our “peers” due to their similar lines of business and market capitalization. EOG’s peer group changes from time to time as a result of fluctuation in company size, developments in the oil and gas industry and other factors. For 2007, the companies in our peer group consisted of:

•	Anadarko Petroleum Corporation*

•	Apache Corporation*

•	Chesapeake Energy Corporation*

•	Devon Energy Corporation*

•	Murphy Oil Corporation

•	Newfield Exploration Company

•	Noble Energy Inc.*

•	Pioneer Natural Resources Company

•	Pogo Producing Company**

•	XTO Energy Inc.*

*	In the S&P Peer Group

**	Acquired by Plains Exploration & Production Company in November 2007

When we refer to “peers,” “peer group” or “peer companies” or similar phrases in this proxy statement, we are referring to this list of companies, as it may be updated from time to time.

The Committee supports a practice of paying base salaries that approximate the average of our peer group, taking into consideration our market capitalization relative to our peer companies, and annual non-equity incentive payments and long-term incentives which may deliver above-average compensation if our financial results and/or stockholder returns exceed those of our peer companies.

In establishing the compensation of our CEO and other Named Officers, the Committee reviews and considers the allocation of total compensation (among salary, annual bonus and equity compensation components, including the total theoretical compensation value and actual realized stock option gains) of our peer companies. The Committee then makes a subjective determination as to the appropriate allocation of total compensation among the various components in order to remain competitive in our industry with respect to the recruiting and retention of executive officers. Generally, our total compensation package is more heavily weighted toward long-term compensation than our peer companies since the Committee places significant value on the retention of our executive officers over time.

Accountability for Our Performance and Accountability for Individual Performance

As further described below, all EOG employees, including our CEO and our other Named Officers, are eligible to receive annual bonuses, payable in a combination of cash and restricted stock/restricted stock units. To achieve the goal of tying compensation to accountability for our performance, the Committee considers EOG’s achievement of certain pre-determined financial and operational goals as well as each executive officer’s achievement of individual performance goals in awarding annual bonuses.

This analysis is conducted on two levels. First, EOG’s performance is measured on a purely objective basis. In 2001, our stockholders, in connection with their approval of our Executive Officer Annual Bonus Plan, established and approved the performance goal that “Net Income Available to Common,” excluding nonrecurring or extraordinary items and as reported in our year-end earnings release (“Net Income Available to Common Stockholders”), must be positive to permit distribution of bonuses under our Executive Officer Annual Bonus Plan. If the Net Income Available to Common Stockholders goal is not met, no bonuses will be paid to our executive officers.

If the Net Income Available to Common Stockholders goal is met, the Committee will then consider EOG’s achievement of certain pre-determined financial and operational goals. These additional performance goals are evaluated in a subjective manner. The Committee and our CEO develop these goals in connection with the formation of a company-wide annual operating plan at the beginning of each fiscal year. For 2007, these performance goals included: (a) our after-tax rate of return with respect to our capital expenditure program1, (b) our production volume growth, (c) our reserve replacement ratio and reserve replacement costs, (d) our year-end net debt-to-total capitalization ratio2, (e) our forward cash flow per share multiple and actual stock price performance relative to our peer companies, (f) certain per-unit cost measures and (g) specific strategic and operational goals for certain of our divisions and departments.

Though management strives to accomplish all company performance goals annually, the after-tax rate of return and production volume growth goals are emphasized by the Committee and our CEO as the most important of these goals. The Committee has considered, and may again in the future consider, other factors, such as commodity prices and their effect on the achievement of the performance goals, and any other notable accomplishments by EOG in determining whether EOG adequately met its performance goals for the year. Additionally, the Committee may deem overachievement in some areas to outweigh underachievement in others. However, there is no specific numerical weighting assigned to each performance goal. As noted above, the only performance goal that is outside of the Committee’s subjective discretion is that Net Income Available to Common Stockholders must be positive. This goal was accomplished for 2007.

The specific performance goals, in addition to the Net Income Available to Common Stockholders goal, established for 2007 were:

•	achievement of an after-tax rate of return with respect to capital expenditures[1] of 15%;

•	achievement of a 10% production volume growth target;

•	achievement of a 200% total company reserve replacement ratio;

•	maintenance of a year-end net debt-to-total capitalization ratio[2] of 14% or less;

•	maintenance of a premium forward cash flow per share multiple relative to our peer companies and achievement of top quartile absolute stock price performance relative to peer companies;

1 The calculation of our after-tax rate of return with respect to our capital expenditure program for a particular year is based on the estimated proved reserves (“net” to EOG’s interest) for all wells drilled or acquired during such year, the estimated present value of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct and indirect net costs incurred in drilling or acquiring (as the case may be) such wells. As such, our after-tax rate of return with respect to our capital expenditures for a particular year cannot be calculated from our audited financial statements for such year.
2 For purposes of computing this ratio, “net debt” is equal to our aggregate long-term debt (including any current portion of long-term debt) less our cash and cash equivalents, and “total capitalization” is equal to our total stockholders’ equity plus net debt.

•	achievement of unit cost targets relative to depreciation, depletion and amortization (“DD&A”) expense ($1.63/Mcfe3), lease operating expenses (“LOE”) ($0.94/Mcfe), general and administrative expenses ($0.30/Mcfe) and net interest expense ($0.05/Mcfe); and

•	achievement of other strategic and operational goals specific to certain divisions and departments of EOG, each of which the Committee believed, at the time the goals were set, would be challenging, but which were reasonably achievable with significant effort and skill.

At the Committee’s meeting in the first quarter of 2008, our 2008 performance goals were set, which are similar to those established for 2007. If EOG produces a positive Net Income Available to Common Stockholders and EOG’s overall achievement of these additional goals satisfies the Committee’s subjective evaluation, then all employees may receive bonus compensation. As noted above, the evaluation of these performance goals for each fiscal year occurs at the first meeting of the Committee held in the subsequent fiscal year.

Also at the Committee’s meeting in the first quarter of 2008, the achievement of our 2007 goals was evaluated. The Committee determined that we surpassed our after-tax rate of return and production volume growth goals, achieving an after-tax rate of return with respect to our capital expenditures in excess of the target of 15% and achieving 10.8% production volume growth versus the target of 10%. The Committee also determined that we slightly missed certain of our per-unit cost targets. Moreover, while the Committee determined that we did not achieve the desired stock price performance relative to our peer group, the Committee recognized that we achieved the goal of maintaining our status as one of the top three companies in our peer group with respect to forward cash flow per share multiple and recognized that the 43.4% increase in our stock price during 2007 was significant. In addition, the Committee determined that although we did not accomplish one of our strategic divisional goals, we did achieve analogous results from the successful conclusion of another project within the same division. The Committee also determined that our other performance goals for 2007 were achieved. These determinations of the Committee were applied to all compensation components subject to the 2007 goals.

The Committee further considers individual contributions to our achievement of the goals identified above in allocating the bonus pool among individual executive officers. The Committee believes it is important to recognize and reward significant personal efforts that benefit EOG. As a result, salaries and bonus awards to a particular executive officer may fluctuate relative to the executive officer’s peers from year to year.

In addition to extraordinary individual contributions, the Committee annually evaluates the individual performance of the executive officers in their particular roles within EOG. At the beginning of each fiscal year, each executive officer, other than our CEO, meets with our CEO to discuss and identify individual performance goals for the upcoming year. Our CEO will present his evaluation of the level of achievement of these goals to the Committee the following year. In addition, our CEO gives each executive officer mid-year performance feedback and conducts a formal performance review at the end of each year. The Committee places significant emphasis on our CEO’s evaluation of the other executive officers in making compensation decisions regarding the other executive officers, particularly in awarding annual bonuses.

The individual goals for executive officers are generally specific to their functional areas within EOG. As executive officers become more senior, however, some of their individual goals tend to reflect the overall company performance goals to a greater degree. The 2007 individual performance goals for Mr. Thomas, our Senior Executive Vice President, Operations, included achievement of the 10% production volume growth, 15% after-tax rate of return on capital expenditures, DD&A expense and LOE targets included in our performance goals described above, managing and maintaining our 2007 capital expenditures within our 2007 capital expenditure budget and the pursuit and procurement of progressive technology to assist in our business activities. For 2007, the individual performance goals for Mr. Leiker, our Senior Executive Vice President, Exploration, included achievement of the 15% after-tax rate of return on capital expenditures target included in our performance goals described above, managing and maintaining our 2007 capital expenditures within our 2007 capital expenditure budget and the accomplishment of various managerial and operational tasks. The individual performance goals for 2007 for Mr. Garrison, our Executive Vice President, Exploration, included maintaining division prospect inventory and production volumes, providing mentoring to division general managers, resolving division-specific operational

3 Million cubic feet equivalent of natural gas, crude oil, natural gas liquids and condensate.

issues and providing assistance to Mr. Leiker in evaluating exploration opportunities. The 2007 individual performance goals for Mr. Driggers, our Vice President and Chief Financial Officer, included striving for efficient control processes, implementing new financial technology and systems, continuing to provide necessary information and support to our Audit Committee and the accomplishment of various managerial tasks. The 2008 individual goals for the Named Officers have been established and are similar to the 2007 goals for our Named Officers.

At the Committee’s meeting in the first quarter of 2008, Mr. Papa, our CEO, noted the specific contributions of Messrs. Thomas, Leiker, Garrison and Driggers to the achievement of EOG’s overall company performance goals for 2007. Mr. Papa also discussed the individual performance goals of Messrs. Thomas, Leiker, Garrison and Driggers for 2007, and provided the Committee with his assessment of the achievement of such goals. The Committee and Mr. Papa determined that Messrs. Thomas, Leiker, Garrison and Driggers had met or exceeded their individual performance goals for 2007.

The Committee considers the achievement of EOG’s overall company performance goals for a given year to be the individual performance goals of our CEO for such year. For 2007, the Committee determined that Mr. Papa’s individual contribution to the achievement of EOG’s 2007 overall company performance goals was significant, and that Mr. Papa therefore substantially satisfied his individual performance goals. At Mr. Papa’s request, the Committee has not raised Mr. Papa’s base salary since 2004 in order to prevent his base salary from becoming further disproportionate in comparison to the rest of our employees. To reward Mr. Papa for his individual contributions to EOG’s performance, in lieu of salary raises and to further incentivize and retain Mr. Papa, the Committee may provide for greater bonus awards and equity-based compensation grants to Mr. Papa.

Alignment with Stockholder Interests

The Committee also believes that it is in the best interests of our stockholders for all of our executive officers to maintain a certain level of ownership in EOG. Therefore, stock ownership guidelines have been established ranging from one times base salary for Vice Presidents to up to five times base salary for our CEO. Each currently employed Named Officer currently satisfies the guidelines. We have no policies in place for hedging the economic risks of stock ownership under these guidelines.

Compensation Program Design

The Committee believes that appropriately balanced compensation components contribute to our success and that the best compensation philosophy is to put a substantial portion of the total compensation package at risk, tying it to both our financial and operational results and the performance of our Common Stock. The mix of stock options/SARs and restricted stock/restricted stock units in each executive officer’s compensation package is evaluated annually and will vary from time to time, as the Committee deems necessary to achieve a balance between incentive compensation, through stock options/SARs, and retention-directed compensation, through restricted stock/restricted stock units.

Restricted stock/restricted stock unit grants generally vest five years after the grant date, requiring the individual receiving the grant to remain with EOG for five years in order to receive any value from this component of their compensation. If the Committee determines that an executive officer does not have an unvested value in restricted stock/restricted stock units sufficient to provide an incentive to remain at EOG, and if the Committee has determined that the individual should receive additional equity-based compensation, then the Committee will typically grant more compensation in restricted stock/restricted stock units than in stock options/SARs.

Additionally, the Committee uses post-termination compensation and benefits as a major component of the compensation packages for our Named Officers to reward each executive officer for his service to EOG on a long- term basis, to be competitive among peer companies from a recruiting and retention standpoint and to shift the focus of each executive officer to day-to-day operations of EOG rather than job security concerns.

Consistent with the objectives described above, the compensation package of our CEO and the other Named Officers consists of the following elements:

•	Base Salary

•	Bonus — Cash (Non-Equity Incentive) and Restricted Stock/Restricted Stock Units (Equity Incentive)

•	Stock Options/SARs

•	Restricted Stock/Restricted Stock Units

•	Post-Termination Compensation and Benefits

•	Other Compensation and Benefits

A more detailed discussion of each element of our compensation program is provided below. The Committee does not use any formulas to determine the amount of each element to be paid. Rather, each element of our compensation program is reviewed individually relative to the objectives of that element. In addition, the Committee reviews the aggregate of base salary and non-equity incentives and compares such amounts to that of our peer companies.

The Committee also compares each Named Officer’s total realized compensation annually, including stock option/SAR gains relative to three-year stockholder returns, to that of similarly positioned executive officers at our peer companies to confirm that the size of the annual stock option/SAR and restricted stock/restricted stock unit grants is appropriate. Moreover, depending upon availability of up-to-date publications, the Committee also considers published market analyses and rankings, such as Forbes’ 2007 rankings of CEO performance-versus-pay, in connection with its analysis of our CEO’s compensation package to aid in determining if his compensation package is delivering rewards commensurate with our stock performance. In 2007, the only published market analysis considered by the Committee in addition to the peer group data compiled by our Human Resources Department was Forbes’ 2007 rankings of CEO performance-versus-pay.

We currently do not have any policies in place regarding the adjustment or recovery of compensation payments or awards in the event that we are required to restate our financial statements. We believe that our accounting practices are conservative and, moreover, we have not been required to restate our financial statements at any time since becoming an independent company in 1999. Thus, the Committee has not deemed any adjustment or recovery policies to be necessary.

Further, we currently do not have any policies in place regarding the adjustment of compensation payments or awards due to amounts potentially realizable from such awards. The Committee follows the philosophy that stock options/SARs, for example, are granted with an incentive purpose, as compared to the retention purpose of restricted stock/restricted stock units. The Committee will, however, consider the amount and value of unvested restricted stock/restricted stock units, as further detailed below, in deciding whether to award restricted stock/restricted stock units instead of stock options/SARs as the equity portion of an employee’s compensation package.

The Committee emphasizes the retention incentives provided by restricted stock/restricted stock unit awards when evaluating our compensation program, and our compensation program is weighted in favor of long-term compensation over currently paid compensation for this reason.

In general, the compensation program used with respect to the Named Officers corresponds to that used with respect to other employees of EOG. The majority of EOG’s employees are eligible for annual bonuses and annual equity grants as well as most of the benefits available to the Named Officers described under “Other Compensation and Benefits” below. Our CEO’s compensation package, however, is more substantial than that of most employees, including the other Named Officers. The Committee determined that this difference was acceptable based on its comparison of the compensation packages awarded to the CEOs of EOG’s peer companies. At his request, the Committee has not raised Mr. Papa’s base salary in four years. Instead, the Committee has adjusted Mr. Papa’s compensation by allocating a significant portion of his compensation to equity awards that vest over time, which provide additional retention incentives. As a result, Mr. Papa has received more restricted stock units than the other Named Officers.

Elements of Our Compensation Program

The following discussion describes the elements of our compensation program and explains why we choose to pay each element and how we determine the amount to be paid. Except as described above with respect to grants of stock options/SARs and restricted stock/restricted stock units, decisions regarding an increase or other adjustment of a particular element will not affect decisions regarding the other elements. The Committee views each element of our compensation program as independent, since each element was selected for a specific purpose.

Base Salary

•	Purpose: Base salary is used to attract talented individuals and to reward individual performance.

•	How amount is determined:

•	Each Named Officer, other than Mr. Driggers and Mr. Garrison, has entered into an employment agreement with EOG that provides for a minimum base salary during the term of the agreement. The terms of each Named Officer’s employment agreement are described under “Employment Agreements” below.

•	The amount of base salary that is paid above the specified minimum is determined by the Committee based upon a review of the salaries of comparable executive officers of our peer companies (adjusted for market capitalization).

•	Moreover, the base salaries of the Named Officers are adjusted from time to time to account for fluctuations in the average base salaries (adjusted for market capitalization) of comparable executive officers of our peer companies, to help ensure retention and to reward individual performance and contributions.

The following table presents the adjustments to the base salary of each of our currently employed Named Officers, other than Mr. Segner who is transitioning into retirement, granted by the Committee at its third quarter 2007 meeting.

2007 Salary Adjustments

		Base Salary
		Effective
	Previous	September 1,	Percent
	Base Salary	2007	Increase
Name	($)	($)	(%)

Mark G. Papa(a)	$940,000	$940,000	0%
Loren M. Leiker(b)	$510,000	$543,000	6.5%
Gary L. Thomas(b)	$510,000	$543,000	6.5%
Robert K. Garrison(c)	$305,000	$325,000	6.6%
Timothy K. Driggers(d)	$310,000	$310,000	0%

(a)	Mr. Papa’s base salary has not been increased since 2004.

(b)	The Committee determined that Mr. Leiker and Mr. Thomas were doing an excellent job of running the day-to-day operations of EOG. The identified salary increases were granted to reward Mr. Leiker and Mr. Thomas for their outstanding performance.

(c)	The Committee determined that Mr. Garrison was contributing to the efforts of Mr. Thomas and Mr. Leiker and was performing well in his new position of Executive Vice President, Exploration.

(d)	Mr. Driggers received a 31.9% increase in base salary in July 2007 in connection with his promotion to Vice President and Chief Financial Officer.

Bonus — Cash (Non-Equity Incentive)

•	Purpose: Annual bonuses are paid to reward each individual’s contribution to the achievement of our financial and operational goals. Subject to the Committee’s discretion, eighty percent (80%) of each annual bonus award that is equal to or greater than $5,000 is typically paid in cash and the remaining twenty percent (20%) is typically paid in restricted stock or, if the employee will reach age 62 (our normal retirement age) prior to the vesting of the restricted stock, restricted stock units. The bonus payout is allocated in this manner to provide an incentive to all employees, including the Named Officers, to remain at EOG, to place additional emphasis on our long-term strategy and to increase our focus on improving stockholder value.

•	How amount is determined:

•	A bonus target, which is payable in a combination of cash and equity and ranges from 60% to 100% of base salary, is set for each Named Officer, either in such executive officer’s employment agreement or by the Committee, as applicable, as detailed in the table below. The Committee may award bonuses above target levels to reward above-average company performance, to maintain a competitive position among our peer companies from a recruiting and retention viewpoint and to reward individual performance and contributions. Alternatively, if company or individual performance is poor, the Committee may, in its discretion, award bonuses below target levels or not award bonuses at all. Achievement by EOG above or below target levels generally affects all employees’ bonuses.

•	For 2007, the overall bonus pool, out of which all employee bonus awards are made, was 150% of target, based on overall company performance. Individual bonuses and payout levels are then determined and paid out of the pool, as described under “Compensation Committee Process” above. Please note that the bonus targets identified in the table below reflect amounts payable in a combination of cash and equity. The Committee awarded annual bonuses totaling $5,138,107 to our currently employed Named Officers (other than Mr. Segner, who is transitioning into retirement) for 2007, which includes a premium applied to the equity component of the bonuses as further detailed in the table below.

2007 Performance Bonus Awards and Opportunities

		Bonus	Cash Component		Equity Component
		Target	of Bonus		of Bonus			Total Bonus Value
	Current	(% of		(% of		Premium	After-Premium		(% of
Name	Salary ($)	Salary)	($)	Salary)	($)	Applied	Value ($)(a)	($)	Salary)

Mark G. Papa	$940,000	100%	$1,500,000	160%	$500,000	1.0	$499,920	$1,999,920	213%
Loren M. Leiker	$543,000	90%	$640,000	118%	$160,000	3.0	$480,006	$1,120,006	206%
Gary L. Thomas	$543,000	90%	$640,000	118%	$160,000	3.0	$480,006	$1,120,006	206%
Robert K. Garrison	$325,000	75%	$320,000	98%	$80,000	3.0	$240,064	$560,064	172%
Timothy K. Driggers	$310,000	60%	$208,000	67%	$52,000	2.5	$130,111	$338,111	109%

(a)	Reflects rounding to the next whole share of our Common Stock, except with respect to Mr. Papa due to the $2 million cap on individual bonuses (cash and equity combined) set forth in our Executive Officer Annual Bonus Plan.

• In determining 2007 bonuses, the Committee considered the allocation between cash and restricted stock in Mr. Papa’s previous bonus awards and noted that Mr. Papa’s base salary had not been increased since 2004. Having determined that Mr. Papa’s individual contribution to the achievement of EOG’s 2007 overall company performance goals was significant, the Committee determined that a greater portion of Mr. Papa’s bonus for 2007 should be paid in cash as compared to prior years, but that some portion of his 2007 bonus should nonetheless be paid in restricted stock units for ongoing retention purposes. Due to the $2 million cap on individual bonuses (cash and equity combined) set forth in the Executive Officer Annual Bonus Plan, the Committee also determined that the premium that EOG typically applies to other executive and non-executive officer bonuses (see “Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” below) would not apply to the restricted stock unit portion of Mr. Papa’s 2007 bonus.

• Mr. Segner is transitioning into retirement and was not an executive officer of EOG on December 31, 2007. However, he is included in this proxy statement pursuant to SEC requirements because he was the principal financial officer of EOG for a portion of 2007. Mr. Hunsaker retired from EOG effective April 30, 2007 and thus was not employed by us on December 31, 2007. However, as a result of payments made to him pursuant to his employment agreement and early retirement payments made to him, in each case in 2007, his total compensation for 2007 exceeded that of certain of our other executive officers and, accordingly, he is included in this proxy statement pursuant to SEC requirements. As a result of their changed status with EOG, neither Mr. Hunsaker nor Mr. Segner received 2007 bonuses and are therefore not included in the above table. For further information, see “Potential Payments Upon Termination of Employment or Change of Control” below.

• In determining the actual bonus amount to be paid to each Named Officer, the Committee considers the Net Income Available to Common Stockholders target set forth in our Executive Officer Annual Bonus Plan and described above, and the amount of annual bonus paid in previous years. Our CEO reviews with the Committee each other Named Officer’s performance relative to the individual performance goals set by the respective Named Officer and the CEO.

• Our Executive Officer Annual Bonus Plan was approved by our stockholders in 2001. The performance goal necessary for payment of bonuses is the achievement of positive Net Income Available to Common Stockholders. This performance goal was met in 2007.

• The Committee may adjust the bonus payable to a Named Officer above or below the target percentage based on its subjective evaluation of certain performance goals. These goals include: (a) our after-tax rate of return with respect to our capital expenditure program, (b) our production volume growth, (c) our reserve replacement ratio and reserve replacement costs, (d) our year-end net debt-to-total capitalization ratio, (e) our forward cash flow per share multiple and actual stock price performance relative to our peer companies, (f) certain per-unit cost measures and (g) specific strategic and operational objectives for certain of our divisions and departments. These performance goals are designed to address both our current and long-term financial and operational development.

   At the first Committee meeting of each year, management presents, and the Committee reviews and discusses, a performance report detailing our actual financial and operational results from the prior year and how these results compare with the performance targets set in the prior year. The Committee considers the satisfaction of these measures in its determination of the annual bonus payout, but it has the discretion to weigh the satisfaction or lack of satisfaction of the goals as the Committee deems appropriate. The only goal that must be achieved for the annual bonus payout is a positive Net Income Available to Common Stockholders.

   The Committee may also adjust the bonus payable to a Named Officer above or below the target percentage based on its subjective evaluation of the individual performance of the Named Officer. The bonuses paid for 2007 for each Named Officer (other than Messrs. Hunsaker and Segner) were above their target percentage.

• The maximum individual bonus for which any employee, including any Named Officer, is eligible during any calendar year is $2 million in cash and equity combined. This cap is set forth in the Executive Officer Annual Bonus Plan.

Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)

•	Purpose: As discussed above, subject to the Committee’s discretion, eighty percent (80%) of each annual bonus award that is equal to or greater than $5,000 is typically paid in cash, and the remaining twenty percent (20%) is typically paid in restricted stock or, depending on the employee’s age, restricted stock units, with the actual number of shares awarded equal to up to three times the amount of the equity portion of the bonus award. The restricted stock/restricted stock units, which generally do not vest until five years from the date of grant, provide a retention component to our compensation program. The Committee also believes that providing a portion of the annual bonus in restricted stock/restricted stock units puts additional emphasis on our long-term strategy and increases focus on improving stockholder value. Restricted stock units are granted instead of restricted stock if the executive will reach age 62 prior to the grant’s vesting date, to comply with Section 409A of the Code.

•	How the number of shares of restricted stock/restricted stock units is determined:

•	Subject to the Committee’s discretion, 20% of each employee’s annual bonus award that is equal to or greater than $5,000, including that of each Named Officer, is typically delivered in restricted stock/restricted stock units with a premium of up to three times the amount of such equity portion. This premium, which is determined on a subjective basis, is applied to mitigate the risk of illiquidity and future declines in our stock price and to account for the five-year “cliff” vesting period of the restricted stock/restricted stock units. To the Committee, restricted stock/restricted stock units represent an award that must effectively be “re-earned” over time due to the five-year “cliff” vesting of such awards. Employees, including the Named Officers, who voluntarily terminate their employment with EOG lose all of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide, and employees, including the Named Officers, who retire prior to age 62 lose all or part of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide (see “Potential Payments Upon Termination of Employment or Change of Control — Payments Made Upon Retirement” below). As part of its philosophy, the Committee views higher restricted stock/restricted stock unit premiums as providing a greater retention incentive.

•	As noted under “Bonus — Cash (Non-Equity Incentive)” above, as a result of the Committee’s determination that a greater portion of Mr. Papa’s bonus for 2007 should be paid in cash as compared to prior years and due to the $2 million cap on individual bonuses (cash and equity combined) set forth in the Executive Officer Annual Bonus Plan, a premium was not applied to the restricted stock unit portion of Mr. Papa’s 2007 bonus.

•	The percentage of annual bonus payout to be delivered in restricted stock/restricted stock units is at the Committee’s sole discretion.

•	Terms of restricted stock/restricted stock units:

•	Restricted stock/restricted stock units are awarded under our 1992 Stock Plan.

•	Awards generally “cliff” vest five years from the date of grant.

•	Restricted stock units are granted instead of restricted stock if the executive will reach age 62 prior to the grant’s vesting date, to comply with Section 409A of the Code.

•	In accordance with the 1992 Stock Plan, unvested restricted stock/restricted stock units will be forfeited upon termination of employment for any reason other than death, disability, retirement or involuntary termination. “Involuntary termination” is defined as termination by us, other than for cause.

•	Upon the date a press release is issued announcing a pending stockholder vote, tender offer or other transaction, which, if approved and consummated, would constitute a change of control as defined in our Change of Control Severance Plan, all restrictions placed on each non-vested share of restricted stock or restricted stock unit shall lapse.

•	Dividend equivalents accrue from the date of grant on restricted stock/restricted stock units and become payable upon the vesting date of the restricted stock/restricted stock units.

Stock Options/SARs

•	Purpose: Stock options and/or SARs are granted annually to align the Named Officers’ interests with those of our stockholders and to reward our Named Officers when stockholder value is increased.

•	How the number of stock options/SARs is determined:

•	Subject to the Committee’s discretion, we typically grant stock options/SARs to all of our employees on an annual basis. In deciding whether to award stock options/SARs, the Committee considers overall company performance and peer group data. Stock option/SAR grants to the Named Officers are made from the pool approved for all employees. The size of the pool is determined by reviewing (1) the current stock options/SARs outstanding as a percentage of our total shares outstanding and (2) the number of stock options/SARs granted per year as a percentage of our total shares outstanding, in each case, versus that of our peer companies.

•	The size of the individual grant to each Named Officer is determined by reviewing the value of the grant versus the grants made by our peer companies and by reviewing individual performance, the level of retention incentives currently in place and previous years’ grants (not including realized gains from those grants). In comparing grants made by our peer companies, the Committee considers our peers’ relative stockholder returns to ours and adjusts the level of grants accordingly.

•	Under our 1992 Stock Plan, no individual shall be granted more than 100,000 SARs in any calendar year.

•	At its third quarter 2007 meeting, the Committee, in order to provide additional retention incentives to Mr. Papa, did not award any stock options or SARs to Mr. Papa, but instead determined that his annual equity grant for 2007 should consist entirely of restricted stock units. The annual equity grants for 2007 for the other Named Officers (other than Messrs. Hunsaker and Segner) consisted of a combination of SARs (as incentive compensation) and restricted stock/restricted stock units (as retention-directed compensation). As a result of their changed status with EOG, neither Mr. Hunsaker nor Mr. Segner received an annual equity grant for 2007.

•	Terms of stock options/SARs:

•	Under our 1992 Stock Plan, the Committee is authorized to grant awards of stock options, SARs, restricted stock and restricted stock units.

•	The Committee’s general practice is for stock options/SARs granted under our 1992 Stock Plan to vest in 25% increments over four years and have an exercise price equal to the fair market value of our Common Stock on the date of grant.

•	Stock options/SARs are exercisable for seven years from the date of grant.

•	Beginning with the 2006 annual grants, we began using stock-settled SARs (i.e. that are settled in shares of our Common Stock) instead of traditional non-qualified stock options to lessen the dilutive impact of the grants on our stockholders.

•	In the future, the Committee may utilize the other types of awards available under the 1992 Stock Plan or, if approved at the Annual Meeting, our proposed 2008 Omnibus Equity Compensation Plan described below in order to (1) balance the long-term objectives of market competitiveness, incentivization and retention, (2) maximize the perceived compensation value to the executive officer and (3) minimize the actual cost to EOG, all in the best interest of our stockholders.

•	Grant dates for stock option/SAR grants are typically set approximately two weeks after the date of the meeting of the Committee to allow time to allocate the pool of options/SARs to each employee. Grants for new hires are made on the first business day of the month following the date of hire.

Restricted Stock/Restricted Stock Units

•	Purpose: Restricted stock/restricted stock units are issued periodically as a method of retention and to further align executive officer and stockholder interests. Restricted stock/restricted stock units also have been issued, and may be issued in the future, to the Named Officers as an inducement to enter into employment agreements. As a retention mechanism, the Committee will award restricted stock/restricted stock units on a merit basis to maintain competitive compensation packages for valuable employees, including the Named Officers. Employees, including the Named Officers, who voluntarily terminate their employment with EOG lose all of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide, and employees, including the Named Officers, who retire prior to age 62 lose all or part of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide (see “Potential Payments Upon Termination of Employment or Change of Control — Payments Made Upon Retirement” below). Pursuant to this philosophy, the Committee reviews the current amount and value of unvested restricted stock/restricted stock units held by each executive officer, including the Named Officers, annually. If the Committee determines that an executive officer does not have an amount of unvested restricted stock/restricted stock units sufficient to provide an incentive to remain at EOG, and if the Committee has determined that the individual should receive additional equity-based compensation, then the Committee will typically grant more compensation in restricted stock/restricted stock units than in stock options/SARs. As with bonus equity awards, restricted stock units have been awarded if the employee will reach age 62 (our normal retirement age) prior to the vesting of the restricted stock.

•	How the number of shares of restricted stock/restricted stock units is determined:

•	The Committee reviews the recruiting and retention conditions in the oil and gas industry and considers if additional long-term incentives are necessary for retention.

•	The Committee also reviews current levels of unvested restricted stock/restricted stock units for each of the Named Officers to ensure that an adequate number of unvested restricted stock/restricted stock units remain to promote the retention purpose of the restricted stock/restricted stock unit grants.

•	As noted above, in order to provide additional retention incentives to Mr. Papa, the Committee did not award any stock options or SARs to Mr. Papa, but instead determined that his annual equity grant for 2007 should consist entirely of restricted stock units. The annual equity grants for 2007 for the other Named Officers (other than Messrs. Hunsaker and Segner) consisted of a combination of SARs (as incentive compensation) and restricted stock/restricted stock units (as retention-directed compensation). As a result of their changed status with EOG, neither Mr. Hunsaker nor Mr. Segner received an annual equity grant for 2007.

•	Terms of restricted stock/restricted stock units:

•	Restricted stock/restricted stock units are awarded under our 1992 Stock Plan.

•	Awards generally “cliff” vest five years from the date of grant.

•	Restricted stock units are granted instead of restricted stock if the executive will reach age 62 prior to the grant’s vesting date, to comply with Section 409A of the Code.

•	In accordance with the 1992 Stock Plan, unvested restricted stock/restricted stock units will be forfeited upon termination of employment for any reason other than death, disability, retirement or involuntary termination. “Involuntary termination” is defined as termination by us, other than for cause.

•	Upon the date a press release is issued announcing a pending stockholder vote, tender offer or other transaction, which, if approved and consummated, would constitute a change of control as defined in our Change of Control Severance Plan, all restrictions placed on each non-vested share of restricted stock or restricted stock unit shall lapse.

•	Dividend equivalents accrue from the date of grant on restricted stock/restricted stock units and become payable upon the vesting date of the restricted stock/restricted stock units.

Post-Termination Compensation and Benefits

The elements of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. Each Named Officer, other than Mr. Garrison, has a change of control agreement that provides benefits, in addition to our Change of Control Severance Plan that applies to all employees, because the Committee believes that the risk of job loss in connection with a change of control is higher for executive officers and the time necessary to secure appropriate new employment may be longer.

The Committee believes that these change of control benefits are a retention device in a competitive market and believes that our Named Officers should be compensated if they (1) are involuntarily terminated after a change of control of EOG, (2) voluntarily terminate their employment with EOG under circumstances that constitute good reason or (3) terminate their employment with EOG for any reason after six months following a change of control, which the Committee believes is sufficient time to determine if there is potential for a long-term employment relationship with the acquiring company.

Mr. Garrison has not entered into a change of control agreement with EOG. In the event of a change of control, Mr. Garrison would be subject to the terms and conditions of our Change of Control Severance Plan.

Other Compensation and Benefits

•	1996 Deferral Plan.

•	To allow certain key employees, including the Named Officers, to reduce their current compensation, thereby reducing current taxable income, we maintain the 1996 Deferral Plan under which a percentage of base salary and annual bonus may be deferred to a later specified date.

•	The 1996 Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings.

•	We may make contributions to the 1996 Deferral Plan on behalf of the Named Officers in the event of a reduction in benefits under our retirement plans due to either statutory and/or plan earnings limits or because the executive elects to defer salary into the 1996 Deferral Plan. These contributions (“Make Whole Contributions”) are intended to provide the entire contribution amount to the executive’s retirement accounts as if there were no statutory or other limitations.

•	Perquisite Allowances. Each Named Officer, other than Mr. Garrison and Mr. Driggers, receives a perquisite allowance of 3% of his annual base salary to be used for certain enumerated items; Mr. Garrison and Mr. Driggers each receive an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to ensure that each Named Officer receives a similar value and to lessen the administrative burden of documentation for individual items. Named Officers do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

•	Employee Stock Purchase Plan. Each Named Officer has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (“ESPP”) to the same extent as all other employees. The ESPP allows employees to purchase our stock at a 15% discount with no commission or fees.

•	Medical, Life, Disability and Retirement Plans. Each Named Officer participates in the same benefit plans available to all of our employees. We have no executive medical, life or disability plans, nor do we have supplemental retirement benefits for our executive officers, other than the Make Whole Contributions described above.

•	Matching Gifts. To encourage charitable giving, we will match charitable contributions or gifts given by any employee or director, up to $60,000 annually. We also match 100% of any contributions made under our company-wide annual United Way campaign. Named Officers may participate in this program to the same extent as all other employees.

•	Sporting Event Tickets. We provide tickets to local sporting events for use by all employees. Executive officers, including the Named Officers, have first priority over use of these tickets. These items are included in the taxable income of the Named Officers and include “gross ups” to account for income taxes.

•	Service Awards. Named Officers participate in our service award program to the same extent as all other employees.

Tax and Accounting Considerations

In setting the elements of our compensation program, the Committee considers the impact of the following tax and accounting provisions:

•	Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the principal executive officer and the three other most highly compensated executive officers of a company (other than the principal executive officer or the principal financial officer), as reported in that company’s most recent proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Historically, we have structured the key component of our long-term incentive compensation in the form of stock option/SAR grants that comply with the statute. Our Executive Officer Annual Bonus Plan, discussed above, also complies with the statute. The Committee is committed to preserving the deductibility of compensation under Section 162(m) whenever practicable, but does grant awards that are non-deductible, such as restricted stock/restricted stock units, when it feels such grants are in the best interests of EOG and our stockholders.

•	Statement of Financial Accounting Standards (“SFAS”) No. 123(R). SFAS No. 123(R), issued by the Financial Accounting Standards Board, requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Our equity awards are structured to comply with the requirements of SFAS No. 123(R) to maintain the appropriate equity accounting treatment.

•	Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan are currently includible in gross income to the extent that they are not subject to a substantial risk of forfeiture and have not previously been included in gross income, unless certain requirements are met. We structure our deferred compensation plans to be in compliance with Section 409A. We do not currently grant any discounted options to which Section 409A may apply.

•	Code Section 280G and Code Section 4999. We consider the impact of Section 280G and Section 4999 of the Code in determining our post-termination compensation, and provide reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control would be subject to an excise tax under Section 4999 of the Code.

SUMMARY COMPENSATION TABLE

The following table summarizes certain information regarding compensation paid or accrued during fiscal years 2007 and 2006 to the Named Officers:

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
					Option/SAR	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(a)	($)(b)	($)(b)	($)(c)	($)(d)	($)(e)(f)	($)

Mark G. Papa	2007	$940,000		$6,209,693	$3,970,420	$1,500,000		$415,926	$13,036,039
Chairman and Chief Executive Officer	2006	940,000		2,180,922	3,173,607	1,140,000		532,077	7,966,606

Loren M. Leiker	2007	$520,154		$770,571	$1,021,312	$640,000		$193,896	$3,145,933
Senior Executive Vice President, Exploration	2006	482,308		392,143	968,051	600,000		184,131	2,626,633

Gary L. Thomas	2007	$520,154		$794,224	$1,021,312	$640,000		$195,883	$3,171,573
Senior Executive Vice President, Operations	2006	482,308		392,143	968,051	600,000		186,003	2,628,505

Robert K. Garrison	2007	$306,827		$592,363	$401,131	$320,000		$188,889	$1,809,210
Executive Vice President, Exploration

Timothy K. Driggers	2007	$271,058		$159,149	$254,790	$208,000		$107,659	$1,000,656
Vice President and Chief Financial Officer

Edmund P. Segner, III(g)	2007	$505,008		$424,996	$956,873			$234,174	$2,121,051
Former Senior Executive Vice President and Chief of Staff	2006	491,162		385,724	952,362	$500,000		227,384	2,556,632

Barry Hunsaker, Jr.(h)	2007	$140,192		$223,747	$986,765			$1,580,603	$2,931,307
Former Senior Vice President and General Counsel	2006	390,462		187,286	415,262	$180,000		136,365	1,309,375

(a)	Amounts are reported as “Non-Equity Incentive Plan Compensation” since these cash amounts were awarded by the Committee under the Executive Officer Annual Bonus Plan at the Committee’s first quarter 2008 meeting. These awards are discussed in further detail under “Elements of Our Compensation Program — Bonus — Cash (Non-Equity Incentive)” above.

(b)	See Note 6 to the Consolidated Financial Statements included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the valuation assumptions made.

(c)	The total amount awarded for 2007 to each of the Named Officers is as follows: Mr. Papa, $1,999,920; Mr. Leiker, $1,120,006; Mr. Thomas, $1,120,006; Mr. Garrison, $560,064; Mr. Driggers, $338,111; Mr. Segner, $0; and Mr. Hunsaker, $0. Of the total amount awarded, the following amount of the 2007 bonus payout was delivered in restricted stock/restricted stock units: Mr. Papa, $499,920; Mr. Leiker, $480,006; Mr. Thomas, $480,006; Mr. Garrison, $240,064; Mr. Driggers, $130,111; Mr. Segner, $0; and Mr. Hunsaker, $0. Since the grant of restricted stock/restricted stock units for the equity component of 2007 bonuses was made in 2008, it is not reflected in the above table.

The total amount awarded for 2006 to each of the Named Officers who were Named Officers for 2006 is as follows: Mr. Papa, $1,995,039; Mr. Leiker, $1,050,028; Mr. Thomas, $1,050,028; Mr. Segner, $812,530; and Mr. Hunsaker, $292,540. Of the total amount awarded, the following amount of the 2006 bonus payout was delivered in restricted stock/restricted stock units: Mr. Papa, $855,039; Mr. Leiker, $450,028; Mr. Thomas, $450,028; Mr. Segner, $312,530; and Mr. Hunsaker, $112,540. Since the grant of restricted stock/restricted stock units for the equity component of 2006 bonuses was made in 2007, it is not reflected in the above table for 2006; however, the dollar amount of such grant recognized for financial statement reporting purposes for 2007 in accordance with SFAS No. 123(R) is included in the amount shown for 2007 in the “Stock Awards” column.

(d)	We maintain the 1996 Deferral Plan under which payment of base salary and annual bonus may be deferred to a later specified date. Since the 1996 Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported.

(e)	All Other Compensation for 2007 consists of the following:

• Matching contributions under the Savings Plan, our contributions on behalf of each employee to the Money Purchase Pension Plan and our contributions on behalf of each employee to the 1996 Deferral Plan as follows: Mr. Papa, $269,250; Mr. Leiker, $145,523; Mr. Thomas, $145,523; Mr. Garrison, $81,274; Mr. Driggers, $46,157; Mr. Segner, $132,001; and Mr. Hunsaker, $41,279.

• Cash perquisite allowances for each of the Named Officers as follows: Mr. Papa, $29,285; Mr. Leiker, $16,193; Mr. Thomas, $16,193; Mr. Garrison, $2,600; Mr. Driggers, $2,600; Mr. Segner, $15,150; and Mr. Hunsaker, $4,206.

• Flex dollars provided by us to be used to pay for medical, dental, employee life and accidental death and dismemberment coverage on a pre-tax basis for each of the Named Officers as follows: Mr. Papa, $8,782; Mr. Leiker, $9,057; Mr. Thomas, $6,708; Mr. Garrison, $12,024; Mr. Driggers, $6,708; Mr. Segner, $12,024; and Mr. Hunsaker, $4,162.

• Personal usage of charter aircraft for Mr. Papa in the amount of $7,009. To determine the incremental cost to us of personal use of charter aircraft, the total number of air miles flown for a trip is calculated based on the number of passengers on each segment of the trip. The number of personal miles flown is then calculated as a percentage of the total air miles flown. This percentage is then multiplied by the actual amount invoiced by the charter company for the trip.

• Use of EOG’s sporting event tickets including a gross-up for payment of taxes as follows: Mr. Papa, $10,820; Mr. Leiker, $906; Mr. Thomas, $4,494; and Mr. Garrison, $2,738.

• Gift for Mr. Segner for his services rendered as an executive officer prior to his transition into early retirement valued at $4,999.

• Payment for vacation not taken in fiscal year 2006 as follows: Mr. Papa, $10,891; Mr. Leiker, $9,265; Mr. Thomas, $9,265; Mr. Garrison, $3,231; and Mr. Driggers, $904. Payment for vacation not taken in fiscal year 2007 for Mr. Hunsaker of $31,056.

• Reimbursement for EOG requested spouse travel including a gross-up for payment of taxes as follows: Mr. Papa, $5,255 and Mr. Leiker, $4,952.

• Charitable matching contributions made by EOG for each of the Named Officers as follows: Mr. Papa, $56,634; Mr. Leiker, $500; Mr. Thomas, $3,300; Mr. Driggers, $50,250; Mr. Segner, $60,000; and Mr. Hunsaker, $58,900. Matching contributions for the United Way as follows: Mr. Papa, $18,000; Mr. Leiker, $7,500; Mr. Thomas, $10,400; Mr. Driggers, $1,040; Mr. Segner, $10,000; and Mr. Hunsaker, $10,000.

• Compensation for economic value lost as a result of grant price adjustments for purposes of Section 409A compliance to avoid potentially adverse tax consequences, reimbursement of relocation expenses related to his move from Corpus Christi, Texas to Houston, Texas, income from disqualified disposition of shares purchased through our ESPP and fitness subsidy for Mr. Garrison, totaling $87,022.

• Severance payment to Mr. Hunsaker, pursuant to his employment agreement and upon his retirement from EOG, of $1,431,000. For further information, see “Potential Payments Upon Termination of Employment or Change of Control.”

(f)	All Other Compensation for 2006 consists of the following:

• Matching contributions under the Savings Plan, our contributions on behalf of each employee to the Money Purchase Pension Plan and our contributions on behalf of each employee to the 1996 Deferral Plan as follows: Mr. Papa, $321,000; Mr. Leiker, $136,633; Mr. Thomas, $136,633; Mr. Segner, $128,574; and Mr. Hunsaker, $86,019.

• Cash perquisite allowances for each of the Named Officers as follows: Mr. Papa, $29,285; Mr. Leiker, $14,965; Mr. Thomas, $14,965; Mr. Segner, $14,712; and Mr. Hunsaker, $11,690.

• Flex dollars provided by us to be used to pay for medical, dental, employee life and accidental death and dismemberment coverage on a pre-tax basis for each of the Named Officers as follows: Mr. Papa, $8,755; Mr. Leiker, $8,932; Mr. Thomas, $6,708; Mr. Segner, $12,024; and Mr. Hunsaker, $12,024.

• Personal usage of charter aircraft for Mr. Papa in the amount of $54,386 and Mr. Leiker in the amount of $4,565. To determine the incremental cost to us of personal use of charter aircraft, the total number of air miles flown for a trip is calculated based on the number of passengers on each segment of the trip. The number of personal miles flown is then calculated as a percentage of the total air miles flown. This percentage is then multiplied by the actual amount invoiced by the charter company for the trip.

• Use of EOG’s sporting event tickets for each of the Named Officers as follows: Mr. Papa, $5,546; Mr. Leiker, $2,366; Mr. Thomas, $8,096; Mr. Segner, $2,074; and Mr. Hunsaker, $3,134.

• Service awards for Mr. Papa who celebrated 25 years of service and received one week’s pay worth $18,077 as well as a luggage set valued at $972, and Mr. Hunsaker who celebrated 10 years of service and received binoculars valued at $214.

• Payment for vacation not taken in fiscal year 2005 as follows: Mr. Papa, $18,077; Mr. Leiker, $9,038; and Mr. Thomas, $9,038.

• Reimbursement for EOG requested spouse travel including a gross-up for payment of taxes as follows: Mr. Papa, $3,346; Mr. Leiker, $1,132; and Mr. Hunsaker, $976.

• Charitable matching contributions made by EOG for each of the Named Officers as follows: Mr. Papa, $56,633; Mr. Thomas, $163; Mr. Segner, $60,000; and Mr. Hunsaker, $14,808. Matching contributions for the United Way as follows: Mr. Papa, $16,000; Mr. Leiker, $6,500; Mr. Thomas, $10,400; Mr. Segner, $10,000; and Mr. Hunsaker, $7,500.

(g)	Effective June 30, 2007, Mr. Segner began transitioning into retirement and ceased being our principal financial officer. Mr. Segner, whose retirement will become effective November 30, 2008, currently serves as a Vice President of EOG.

(h)	Mr. Hunsaker retired from EOG effective April 30, 2007. For further information, see “Potential Payments Upon Termination of Employment or Change of Control” below.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes certain information regarding grants made to each of the Named Officers during fiscal year 2007 under any plan:

										All Other
									All Other	Option/SAR
									Stock	Awards;	Exercise
			Estimated Future Payouts			Estimated Future Payouts			Awards;	Number of	or Base	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive			Number of	Securities	Price of	Fair Value
	Approval	Grant	Plan Awards			Plan Awards			Shares of	Underlying	Option/SAR	of Stock
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options/SARs	Awards	and Option/SAR
Name	(a)	(b)	($)	($)	($)	($)	($)	($)	Units (#)(c)	(#)(d)	($/Sh)	Awards($)(e)

Mark G. Papa	02/26/07	02/26/07							75,000			$5,218,500
	02/26/07	03/06/07							12,916			855,039
	09/05/07	09/20/07							50,000			3,691,500

Loren M. Leiker	02/26/07	02/26/07							30,000			$2,087,400
	02/26/07	03/06/07							6,798			450,028
	09/05/07	09/20/07							8,333	12,500	$73.83	926,610

Gary L. Thomas	02/26/07	02/26/07							30,000			$2,087,400
	02/26/07	03/06/07							6,798			450,028
	09/05/07	09/20/07							8,333	12,500	$73.83	926,610

Robert K. Garrison	02/26/07	02/26/07							25,000			$1,739,500
	02/26/07	03/06/07							3,173			210,053
	09/05/07	09/20/07							5,000	7,500	$73.83	555,981

Timothy K. Driggers	02/26/07	03/06/07							1,179			$ 78,050
	06/20/07	07/01/07							3,000			219,180
	09/05/07	09/20/07							3,333	5,000	$73.83	370,629

Edmund P. Segner, III	02/26/07	02/26/07							7,500			$ 521,850
	02/26/07	03/06/07							4,721			312,530

Barry Hunsaker, Jr.	02/26/07	03/06/07							1,700			$ 112,540

(a), (b)	Grant dates are set approximately two weeks after the approval date to allow time for individual managers to allocate the approved pool to employees. The Committee determines the grant amount for each Named Officer on the approval date to be granted on the same future grant date as other employees. The approval date and the grant date are the same for certain February 26, 2007 grants, as the individual recipients were known on the approval date.

(c)	All restricted stock/restricted stock units granted March 6, 2007 were in connection with the annual bonus for 2006. The bonus target (as a percentage of the Named Officer’s salary) for 2006 for each Named Officer was as follows: Mr. Papa, 100%; Mr. Leiker, 90%; Mr. Thomas, 90%; Mr. Garrison, 50%; Mr. Driggers, 40%; Mr. Segner, 100%; and Mr. Hunsaker, 60%. The premium applied to the equity component of each Named Officer’s bonus for 2006 was as follows: Mr. Papa, 3.0; Mr. Leiker, 3.0;

Mr. Thomas, 3.0; Mr. Garrison, 3.0; Mr. Driggers, 2.5; Mr. Segner, 2.5; and Mr. Hunsaker, 2.5. As a result of the application of the premium to the equity component of each Named Officer’s bonus for 2006, the Named Officers received the following additional shares of restricted stock/restricted stock units: Mr. Papa, 8,611; Mr. Leiker, 4,533; Mr. Thomas, 4,533; Mr. Garrison, 2,116; Mr. Driggers, 708; Mr. Segner, 2,833; and Mr. Hunsaker, 1,021. For a discussion of our rationale for the premium applied to the equity component of annual bonuses, see “Elements of Our Compensation Program — Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” above.

The grant date fair value of the restricted stock/restricted stock units granted March 6, 2007 plus the 2006 Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above represents the total value delivered for the 2006 annual bonus for each Named Officer who was a Named Officer for 2006. The maximum individual bonus (cash and equity combined) that any employee, including the Named Officers, may receive annually is $2 million. This cap is set forth in the Executive Officer Annual Bonus Plan. Restricted stock/restricted stock units vest five years from the date of grant. For further information, see “Compensation Program Design — Elements of Our Compensation Program — Restricted Stock/Restricted Stock Units — Terms of restricted stock/restricted stock units” above.

(d)	Stock options/SARs awarded to the other Named Officers vest at the cumulative rate of 25% per year, commencing on the first anniversary of the date of grant. Upon the date a press release is issued announcing a pending stockholder vote, tender offer or other transaction which, if approved and consummated, would constitute a change of control as defined in our Change of Control Severance Plan, the unvested portions of stock options/SARs shall vest and be fully exercisable.

(e)	The grant date present value of each stock option/SAR grant is estimated using the Hull-White II binomial option pricing model. The assumptions used for the SARs awarded to the Named Officers on September 20, 2007 are a dividend yield of 0.3%, expected volatility of 31.1%, risk-free interest rate of 4.40% and a weighted-average expected life of 5.26 years. Based on the Hull-White II binomial option pricing model, using the above assumptions, the value of the SARs granted to the Named Officers was $24.91 per share. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the SARs are exercised. The grant date fair value for the restricted stock/restricted stock units granted February 26, 2007 was $69.58 per share, March 6, 2007 was $66.20 per share, July 1, 2007 was $73.06 per share, and September 20, 2007 was $73.83 per share.

EMPLOYMENT AGREEMENTS

Each of our Named Officers, other than Mr. Garrison and Mr. Driggers, has entered into an employment agreement with us. The material terms are described below, other than the provisions regarding termination and compensation upon termination, which are described under “Potential Payments Upon Termination of Employment or Change of Control” below.

Mr. Papa, under his employment agreement effective as of June 15, 2005, currently serves as our Chairman and Chief Executive Officer at a minimum annual salary of $940,000 and a target annual bonus of 100% of his annual base salary. At the discretion of the Committee, the bonus may be paid in a combination of cash, stock options/SARs and/or restricted stock/restricted stock units. The employment agreement expires on May 31, 2009, but will automatically be renewed annually for successive one-year terms unless we or Mr. Papa provides a 120-day notice of intent not to renew. As a long-term incentive, Mr. Papa is also eligible to receive grants under our 1992 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers.

Mr. Leiker, under his employment agreement effective as of June 15, 2005, currently serves as Senior Executive Vice President, Exploration at a minimum annual salary of $445,000 and a target annual bonus of 90% of his annual base salary. At the discretion of the Committee, the bonus may be paid in a combination of cash, stock options/SARs and/or restricted stock/restricted stock units. The employment agreement expires on May 31, 2009, but will automatically be renewed annually for successive one-year terms unless we or Mr. Leiker provides a 120-day notice of intent not to renew. As a long-term incentive, Mr. Leiker is also eligible to receive grants under our 1992 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers.

Mr. Thomas, under his employment agreement effective as of June 15, 2005, currently serves as Senior Executive Vice President, Operations at a minimum annual salary of $445,000 and a target annual bonus of 90% of his annual base salary. At the discretion of the Committee, the bonus may be paid in a combination of cash, stock options/SARs and/or restricted stock/restricted stock units. The employment agreement expires on May 31, 2009, but will automatically be renewed annually for successive one-year terms unless we or Mr. Thomas provides a 120-day notice of intent not to renew. As a long-term incentive, Mr. Thomas is also eligible to receive grants under our 1992 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers.

Mr. Segner, under his employment agreement effective as of June 15, 2005, currently serves as a Vice President of EOG at a minimum annual salary of $485,000. Mr. Segner is currently transitioning into retirement, which will become effective November 30, 2008. For further information, see “Potential Payments Upon Termination of Employment or Change of Control” below.

Mr. Hunsaker retired from EOG effective April 30, 2007. For further information, see “Potential Payments Upon Termination of Employment or Change of Control” below.

The employment agreements of each of the above-named Named Officers contain confidentiality obligations that specify that all information, ideas, discoveries and inventions developed or acquired by the Named Officer during his employment at EOG are our sole and exclusive property. In addition, as part of the consideration for the compensation and benefits payable under the employment agreements, the employment agreements each provide that the Named Officer shall not compete with EOG for a period that extends until the earlier of (a) the expiration of the term of the employment agreement or b) one year after the Named Officer’s employment is terminated, other than as a result of a voluntary termination by the Named Officer. If the Named Officer voluntarily terminates his employment during the term of his employment agreement, then his non-competition obligations extend for one year following the termination.

MATERIAL TERMS OF PLAN-BASED AWARDS

The vesting schedule of all stock options/SARs and restricted stock/restricted stock units awarded to the Named Officers is described under footnotes (c) and (d) to the “Grants of Plan-Based Awards Table” above. In accordance with the terms of our 1992 Stock Plan, no dividends or other distributions will be paid on unvested shares of restricted stock/restricted stock units, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the Named Officer (with no interest) with respect to those unvested shares or units. When a portion of the restricted stock/restricted stock units vests, we will deliver the accumulated credits to the respective officer in cash. Credits for the value of dividends and distributions are forfeited under the same circumstances that the restricted stock/restricted stock units are forfeited (please refer to “Compensation Discussion and Analysis — Elements of Our Compensation Program - Restricted Stock/Restricted Stock Units” above for a discussion of such forfeiture). At no time during 2007 were any outstanding awards repriced or otherwise materially modified. Moreover, there are no performance-based or market-based conditions applicable to any of the awards described above, except to the extent that restricted stock/restricted stock units are granted as a portion of the annual bonus awards.

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

The Committee reviews the aggregate of the base salary and annual bonus for each of our Named Officers and compares such totals to the corresponding amounts paid to the executive officers of our peer companies (taking into consideration their market capitalization compared to EOG’s market capitalization). Under our compensation program, the value of the combined base salary and annual bonus for each of our Named Officers is approximately 26% to 49% of their total compensation, which is generally less than the corresponding percentages of base salary and annual bonus compensation paid to the executive officers of a majority of our peer companies. The Committee has determined that this weighted proportion is in the best interest of EOG because it is consistent with the Committee’s belief that our compensation program should be tied in part to our stock price performance so as to align our Named Officers’ interests with those of our stockholders.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes certain information regarding unexercised stock options and SARs and unvested shares of restricted stock and restricted stock units outstanding as of December 31, 2007 for each of the Named Officers:

	Option/SAR Awards						Stock Awards
											Equity
											Incentive
				Equity						Equity	Plan
				Incentive						Incentive	Awards:
				Plan						Plan Awards:	Market or
				Awards;						Number of	Payout Value
				Number of						Unearned	of Unearned
	Number of	Number of		Securities			Number of		Market Value	Shares, Units	Shares, Units
	Securities	Securities		Underlying			Shares or		of Shares or	or Other	or Other
	Underlying	Underlying		Unexercised	Option/SAR		Units of Stock		Units of Stock	Rights that	Rights that
	Unexercised	Unexercised		Unearned	Exercise	Option/SAR	that Have		that Have	Have Not	Have Not
	Options/SARs	Options/SARs		Options/SARs	Price	Expiration	Not Vested		Not Vested	Vested	Vested
Name	Exercisable (#)	Unexercisable (#)		(#)	($)	Date	(#)		($)	(#)	($)

Mark G. Papa	250,000				$17.68	07/31/11	445,925	(f)	$39,798,806
	360,000				16.83	08/07/12
	300,000				19.50	08/06/13
		67,500	(a)		32.45	08/03/14
	82,500	82,500	(b)		62.98	08/15/12
	100,000	100,000	(c)		60.99	09/20/13

Loren M. Leiker	20,000				$17.68	07/31/11	95,009	(g)	$8,479,553
	48,000				16.83	08/07/12
	80,000				19.50	08/06/13
		22,500	(a)		32.45	08/03/14
	27,500	27,500	(b)		62.98	08/15/12
	16,250	48,750	(d)		60.99	09/20/13
		12,500	(e)		73.83	09/20/14

Gary L. Thomas	48,000				$16.41	08/08/10	95,009	(g)	$8,479,553
	100,000				17.68	07/31/11
	120,000				16.83	08/07/12
	100,000				19.50	08/06/13
		22,500	(a)		32.45	08/03/14
	27,500	27,500	(b)		62.98	08/15/12
	16,250	48,750	(d)		60.99	09/20/13
		12,500	(e)		73.83	09/20/14

Robert K. Garrison	10,000				$17.68	07/31/11	61,585	(h)	$5,496,461
	34,000				17.54	08/07/12
	32,000				20.44	08/06/13
		7,500	(a)		32.45	08/03/14
	12,500	12,500	(b)		62.98	08/15/12
	6,250	18,750	(d)		60.99	09/20/13
		7,500	(e)		73.83	09/20/14

Timothy K. Driggers		5,500	(a)		$32.45	08/03/14	22,823	(i)	$2,036,953
	7,000	7,000	(b)		62.98	08/15/12
	3,750	11,250	(d)		60.99	09/20/13
		5,000	(e)		73.83	09/20/14

Edmund P. Segner, III		22,500	(a)		$32.45	08/03/14	60,621	(j)	$5,410,424
		27,500	(b)		62.98	08/15/12
		41,250	(d)		60.99	09/20/13

Barry Hunsaker, Jr.	50,000				$16.83	04/30/10
	50,000				19.50	04/30/10
	22,000				62.98	04/30/09
	22,000				60.99	04/30/09

(a)	The unexercisable stock options/SARs will vest one hundred percent August 3, 2008.

(b)	The unexercisable stock options/SARs will vest fifty percent August 15, 2008 and fifty percent August 15, 2009.

(c)	The unexercisable stock options/SARs will vest one hundred percent September 20, 2008.

(d)	The unexercisable stock options/SARs will vest in one-third increments September 20, 2008, September 20, 2009 and September 20, 2010.

(e)	The unexercisable stock options/SARs will vest in twenty-five percent increments September 20, 2008, September 20, 2009, September 20, 2010 and September 20, 2011.

(f)	The unvested restricted shares/restricted stock units will vest as follows: 30,151 units on February 20, 2008; 200,000 shares on November 6, 2008; 38,020 units on February 24, 2009; 24,857 units on March 11, 2010; 14,981 units on March 8, 2011; 75,000 units on February 26, 2012; 12,916 units on March 6, 2012; and 50,000 units on September 20, 2012. Of the unvested shares/units, 120,925 units were granted in connection with annual bonuses.

(g)	The unvested restricted shares/restricted stock units will vest as follows: 5,374 units on February 20, 2008; 20,000 shares on November 6, 2008; 10,140 units on February 24, 2009; 7,943 units on March 11, 2010; 6,421 units on March 8, 2011; 30,000 shares/units on February 26, 2012; 6,798 shares on March 6, 2012; and 8,333 shares/units on September 20, 2012. Of the unvested shares/units, 36,676 shares/units were granted in connection with annual bonuses.

(h)	The unvested restricted shares/restricted stock units will vest as follows: 2,016 units on February 20, 2008; 10,420 units on February 24, 2009; 4,000 shares on August 3, 2009; 4,586 units on March 11, 2010; 1,000 shares on August 15, 2010; 2,890 units on March 8, 2011; 3,500 shares on September 20, 2011; 25,000 shares on February 26, 2012; 3,173 shares on March 6, 2012; and 5,000 shares on September 20, 2012. Of the unvested shares/units, 23,085 shares were granted in connection with annual bonuses.

(i)	The unvested restricted shares/restricted stock units will vest as follows: 1,270 units on February 20, 2008; 5,000 shares on August 6, 2008; 1,846 units on February 24, 2009; 2,000 shares on August 3, 2009; 1,071 units on March 11, 2010; 1,500 shares on August 15, 2010; 1,124 units on March 8, 2011; 1,500 shares on December 4, 2011; 1,179 shares on March 6, 2012; 3,000 shares on July 1, 2012; and 3,333 shares on September 20, 2012. Of the unvested shares/units, 6,490 shares/units were granted in connection with annual bonuses.

(j)	The unvested restricted shares/restricted stock units will vest as follows: 7,090 units on February 20, 2008; 20,000 shares on November 6, 2008; 10,140 units on February 24, 2009; 5,686 units on March 11, 2010; 5,484 units on March 8, 2011; 7,500 shares on February 26, 2012; and 4,721 shares on March 6, 2012. Of the unvested shares/units, 33,121 shares/units were granted in connection with annual bonuses.

STOCK OPTION/SAR EXERCISES AND RESTRICTED STOCK/
RESTRICTED STOCK UNITS VESTED TABLE

The following table summarizes certain information regarding exercises of stock options/SARs and vesting of restricted stock/restricted stock units during fiscal year 2007 for each of the Named Officers:

			Restricted Stock/Restricted Stock
	Option/SAR Awards		Unit Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)

Mark G. Papa	67,500	$2,356,763	47,585	$3,117,664
Loren M. Leiker	22,500	$785,588	6,946	$451,768
Gary L. Thomas	22,500	$785,588	6,946	$451,768
Robert K. Garrison	27,500	$1,343,345	17,500	$1,199,250
Timothy K. Driggers	15,500	$823,538	1,390	$90,406
Edmund P. Segner, III	83,750	$2,968,206	9,724	$632,449
Barry Hunsaker, Jr.	20,000	$1,064,300	24,291	$2,002,582

PENSION BENEFITS

We currently have no defined benefit pension plans covering any of the Named Officers.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides certain information regarding our Named Officers with respect to each defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Aggregate
	in Fiscal	in Fiscal	Fiscal	Withdrawals/	Balance at 2007
	Year 2007	Year 2007	Year 2007	Distributions	Fiscal Year
Name	($)(a)	($)(b)	($)(c)	($)	End ($)(d)

Mark G. Papa	$ 45,000	$292,000	$280,019		$3,459,772
Loren M. Leiker	$ 30,000	$107,633	$291,935		$2,101,809
Gary L. Thomas	$ 30,000	$107,633	$279,092		$1,706,623
Robert K. Garrison	$280,000	$ 40,324	$275,665		$1,362,713
Timothy K. Driggers	$ 12,000	$ 9,696	$ 13,276		$ 191,091
Edmund P. Segner, III	$ 26,000	$ 99,574	$281,507		$2,638,910
Barry Hunsaker, Jr.	$ 0	$ 57,019	$152,752		$1,084,747

(a)	One hundred percent of these amounts are reported in the “Salary” column (for 2007) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Papa, $0; Mr. Leiker, $0; Mr. Thomas, $0; Mr. Garrison, $140,000; Mr. Driggers, $0; Mr. Segner, $0; and Mr. Hunsaker, $0.

(b)	One hundred percent of these amounts are reported in the “All Other Compensation” column (for 2007) of the “Summary Compensation Table” above. None of the registrant contributions were invested in a phantom stock account.

(c)	Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, these amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (for 2007) of the “Summary Compensation Table” above.

(d)	The amount of the aggregate balance as of December 31, 2007 that has been contributed by the Named Officer and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers (other than Messrs. Garrison and Driggers) is: Mr. Papa, $906,375; Mr. Leiker, $1,041,875; Mr. Thomas, $814,363; Mr. Segner, $1,170,093; and Mr. Hunsaker, $501,480. The amount of the aggregate balance as of December 31, 2007 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers (other than Messrs. Garrison and Driggers) is: Mr. Papa, $1,235,501; Mr. Leiker, $437,520; Mr. Thomas, $462,947; Mr. Segner, $557,970; and Mr. Hunsaker, $246,237. The amount of the aggregate balance as of December 31, 2007 invested in a phantom stock account and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers (other than Messrs. Garrison and Driggers) is: Mr. Papa, $838,500 (9,395 shares); Mr. Leiker, $0; Mr. Thomas, $0; Mr. Segner, $612,089 (6,858 shares); and Mr. Hunsaker, $0.

Messrs. Garrison and Driggers were not “named executive officers” prior to fiscal year 2007 and, accordingly, are not shown in the “Summary Compensation Table” for previous years. The amount of the aggregate balance as of December 31, 2007 for Messrs. Garrison and Driggers that has been contributed by Messrs. Garrison and Driggers is $784,185 and $113,610, respectively. The amount of the aggregate balance as of December 31, 2007 for Messrs. Garrison and Driggers that has been contributed by EOG is $118,782 and $35,476, respectively. The amount of the aggregate balance as of December 31, 2007 for Messrs. Garrison and Driggers that has been invested in a phantom stock account is $366,050 (4,101 shares) and $0, respectively.

Under our 1996 Deferral Plan, each Named Officer can elect to defer up to 50% of his regular salary and/or up to 100% of the cash portion of his annual bonus payout. Deferral elections are irrevocable and must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant, in which returns vary based on the performance of the funds; or into a phantom stock account, in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred compensation would otherwise had been paid, and include reinvestment of dividends.

Participants in the 1996 Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability or death. If a participant elected to defer funds into a phantom stock account, distributions will be made in shares of our Common Stock. A participant may also elect to receive his account balance in a lump sum upon a change of control (as defined in the 1996 Deferral Plan).

A participant may receive an in-service distribution in the following ways:

•	through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or

•	through a hardship distribution, in which the Board committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

If a Named Officer is terminated other than as a result of a change of control, the terms of his employment agreement, if any, described below would govern any payments received. As noted above, each of our Named Officers, other than Mr. Garrison and Mr. Driggers, has entered into an employment agreement with us.

If a change of control occurs and a Named Officer is terminated, the terms of each Named Officer’s Amended and Restated Change of Control Agreement, along with our retention bonus plan described in “Payments Made Upon a Change of Control — Retention Bonus Plan” below, govern any payments received. Each of our Named Officers, other than Mr. Garrison, has entered into an Amended and Restated Change of Control Agreement with us. In a change of control event, Mr. Garrison would be subject to the terms and conditions of our Change of Control Severance Plan, which is applicable to all employees.

Payments Made Upon Termination Under Employment Agreements

Each Named Officer’s employment agreement is generally described in “Employment Agreements” above. The following describes payments to be received under the employment agreements in the event of termination of employment for the specified reason. In each case, the Named Officer shall remain entitled to receive any compensation and benefits earned and accrued as of the termination date and as provided in the applicable plan document or grant agreement.

Involuntary Termination

Under each employment agreement, the following constitute an “involuntary termination”:

•	termination at the discretion of the Board, or management for Named Officers other than the CEO, for any reason other than for cause, prior to the expiration of the term of the agreement; or

•	termination by the officer as a result of a material breach of the agreement by EOG that remained uncorrected for 30 days.

Voluntary Termination

Each Named Officer has the right under his employment agreement to terminate the agreement prior to the end of the term for any reason. If the Named Officer chooses to voluntarily terminate his employment, he will be entitled only to salary and any other compensation and benefits earned and payable through the termination date. He will not be entitled to any bonus or other incentive compensation not yet paid as of the termination date.

Cause

If the Named Officer is terminated for cause, as determined by the Board, he will be entitled only to salary and any other compensation and benefits earned and payable through the termination date. He will not be entitled to any bonus or other incentive compensation not yet paid as of the termination date.

Incapacity or Death

If the Named Officer becomes incapacitated or dies, he or his estate (as the case may be) will be entitled only to salary and benefits earned and payable through the termination date. He or his estate (as the case may be) will not be entitled to any bonus or other incentive compensation not yet paid as of the termination date. He or his estate (as the case may be) will also receive benefits in accordance with any of our applicable disability or life insurance plans to the same extent as any employee.

Payments Made Upon Termination Under EOG Resources, Inc. Severance Pay Plan

Mr. Garrison and Mr. Driggers are subject to the terms and conditions of the EOG Resources, Inc. Severance Pay Plan. The following describes payments to be received under such plan in the event of termination of employment for the specified reason.

Involuntary Termination

Unless otherwise declared ineligible, employees who are terminated by EOG other than for cause may receive lump-sum severance payments. The amount of the lump-sum severance payment will be determined by management but may not exceed 52 weeks of pay.

Voluntary Termination

An employee who voluntarily terminates employment with EOG is not eligible for severance pay.

Cause

Employees terminated for cause are not eligible for severance pay. However, an employee may generally receive two weeks of base pay if the employee returns a properly executed waiver and release of claims following termination.

Death or Incapacity

Termination of employment by reason of death or incapacity is not covered by the EOG Resources, Inc. Severance Pay Plan.

Payments Made Upon Retirement

Retirement After Age 62

Retirement is not addressed under the Named Officer employment agreements. Thus, in the event a Named Officer retires after age 62, he would be entitled to the same benefits as any other retiring employee, including benefits under our plans described under “Retirement Plans” below. In addition, in accordance with the terms of the applicable plan and grant agreements, upon any employee’s retirement after age 62,

•	all restrictions on restricted stock/restricted stock units lapse and the shares are released as of the retirement date; and

•	all unvested stock options/SARs become 100% vested on the date of retirement.

Early Retirement and Involuntary Termination (Not for Cause) After Age 55

Early retirement is also not addressed under the Named Officer employment agreements. Thus, in the event a Named Officer chooses to retire prior to age 62 and the retirement is designated in writing by us as a “Company-

approved retirement prior to age 62,” he would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved retirement prior to age 62,” including benefits under our plans described under “Retirement Plans” below. Each Named Officer is eligible for early retirement upon reaching the age of 55 and completing five years of service with EOG. In order to be designated a “Company-approved retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement with us. In addition to benefits under the plans described below and in accordance with the terms of the applicable plan and grant agreements, upon any employee’s Company-approved retirement prior to age 62,

•	restrictions will lapse six months following the effective date of an EOG-approved retirement on 100% of the restricted stock/restricted stock units granted prior to February 23, 2005;

•	for grants made on or after February 23, 2005, restrictions will lapse six months following the effective date of an EOG-approved retirement on 20% of the restricted stock/restricted stock units for each whole year that has passed since the grant date; and

•	all unvested options/SARs become 100% vested six months following the effective date of an EOG-approved retirement,

in each case, provided that all provisions of the employee’s non-competition agreement are satisfied.

In the event a Named Officer is eligible for early retirement but is involuntarily terminated by EOG other than for cause, such termination will be treated as a “Company-approved retirement prior to age 62” in which case the Named Officer must agree to enter into a six-month non-competition agreement. Upon satisfactory completion of the six-month non-competition period, the Named Officer will receive the benefits described above as well as the severance benefits described for such Named Officer in the “Potential Payments Upon Termination or Change of Control Table” below.

In the event a Named Officer elected retirement or early retirement prior to the expiration of the term of his employment agreement, it would be considered a “Voluntary Termination” under his employment agreement. In the event of a “Voluntary Termination,” the Named Officer’s non-competition obligations under his employment agreement will extend until the earlier of one year following the date of the termination or the expiration of the term of his employment agreement. In accordance with our policy on “Company-approved retirement prior to age 62,” the Named Officers will receive the benefits described above upon the satisfaction of the six-month non-competition agreement entered into at the time of early retirement, but will remain subject to the full term of the non-competition provision of his employment agreement.

Retirement Plans

We maintain a matched defined contribution plan (“Savings Plan”) that qualifies under Section 401(a) of the Code, under which we currently match 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, subject to statutory limits.

We also maintain a non-contributory defined contribution plan (“Money Purchase Pension Plan”) that qualifies under Section 401(a) of the Code, under which we contribute from 3% to 9% of an employee’s annual base salary and bonus, depending on the employee’s age and years of service, subject to statutory limits. The contribution percentage for each of the Named Officers is 9%, except for Mr. Driggers for whom the contribution percentage is 7%.

In addition, we may provide Make Whole Contributions to the Named Officers pursuant to the 1996 Deferral Plan.

Payments Made Upon a Change of Control

In the event of a change of control, each Named Officer is entitled to benefits under the following plans and agreements. In addition to the payments described below, in each circumstance upon the announcement of a change of control and in accordance with the applicable plans and grant agreements, 100% of outstanding stock options/SARs will vest and all restrictions on restricted stock/restricted stock units will lapse (as more fully described in the footnotes to the “Grants of Plan-Based Awards Table” above).

Change of Control Agreements

Effective June 2005, each Named Officer, other than Mr. Garrison, entered into an Amended and Restated Change of Control Agreement, which supersedes his employment agreement, to the extent an employment agreement was in effect, upon a change of control. Under the Amended and Restated Change of Control Agreements, “change of control” is defined as:

•	the acquisition by any person of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions will not constitute a change of control: (i) any acquisition directly from us, (ii) any acquisition by us, (iii) any acquisition by any employee benefit plan sponsored by us or our affiliate, (iv) any acquisition by any corporation that complies with subclauses (A), (B) and (C) of clause (3) below or (v) an acquisition by a Qualified Institutional Investor (as defined in the Amended and Restated Change of Control Agreement);

•	individuals who constituted the Board as of May 3, 2005 ceasing for any reason to constitute at least a majority of the Board (except in certain circumstances);

•	consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in our voting securities outstanding immediately prior to the merger continuing to represent at least 60% of the voting power of our securities outstanding immediately after the Business Combination, (B) in which no person is or becomes the beneficial owner of 20% or more of the combined voting power of our then-outstanding voting securities, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	approval by our stockholders of a complete liquidation or dissolution of EOG.

Under the Amended and Restated Change of Control Agreements, if a Named Officer’s employment is terminated:

•	by the acquiring company for any reason following a change of control (other than for cause or by reason of death or disability);

•	by the Named Officer under circumstances defined in the agreement as “good reason;” or

•	by the Named Officer for any reason during the 30 day period beginning six months after a change of control; then, the Named Officer will receive:

•	the Named Officer’s base salary and compensation for earned but unused vacation time accrued through the termination date but not previously paid to the Named Officer;

•	a severance benefit of 2.99 times his annual base salary plus two times his target annual bonus, each as in effect prior to the change of control or, if increased, on the date of termination, whichever is greater;

•	Money Purchase Pension Plan contributions and Savings Plan matching amounts that would have been made if the Named Officer had continued to be employed for three years;

•	three years of uninterrupted participation in our medical and dental plans;

•	an additional three years of age and service credits for eligibility in our retiree medical coverage;

•	outplacement services, not to exceed $50,000; and

•	reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control would be subject to an excise tax under Section 4999 of the Code.

If a Named Officer is terminated, following a change of control, for cause or as a result of death, disability or retirement, the Named Officer will be entitled only to salary and any other compensation and benefits earned and payable through the termination date.

Change of Control Severance Plan

Mr. Garrison has not entered into a change of control agreement with EOG. In a change of control event, Mr. Garrison would be subject to the terms and conditions of our Change of Control Severance Plan, which is applicable to all employees. Pursuant to such plan, an eligible employee who is involuntarily terminated in connection with such change of control would receive a severance payment equal to the greater of (a) six months base pay or (b) the aggregate sum of (i) two weeks of base pay per year of service or portion thereof, plus (ii) one month base pay for each $10,000 or portion thereof of the employee’s annual base pay, plus (iii) one month of base pay for each five percent of the employee’s annual bonus award opportunity, if any, or portion thereof under the bonus program in effect immediately prior to the change of control. Also pursuant to such plan, the “aggregate present value” (as defined under Section 1274(b)(2) of the Code) of such severance payment shall not exceed the lesser of the following amounts: (i) 2.99 multiplied by the “base amount” (as defined under Section 280G(b)(3) of the Code) or (ii) three times the sum of (a) the eligible employee’s annual base pay and (b) 100% of the eligible employee’s annual bonus target award (if any) as in effect immediately prior to the effective date of the change of control (or, if no annual bonus target has been set for the year in which the change of control occurs, the annual bonus target for the immediately prior year) or, if increased, 100% of the eligible employee’s annual bonus target award as in effect immediately prior to the eligible employee’s last date of employment by reason of such involuntary termination. Additionally, our Change of Control Severance Plan provides for the reimbursement of any excise tax, interest and penalties incurred if payments or benefits received due to a change of control would be subject to an excise tax under Section 4999 of the Code.

Retention Bonus Plan

In order to ensure continuity of operations in the event of a change of control, as defined above, a retention bonus plan would become effective and applicable to all eligible employees, including our Named Officers. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Potential Payments to Each Named Officer

The tables below reflect the amount of compensation to be paid to each Named Officer in the event of his termination of employment as a result of each of the described circumstances. The amounts shown in the tables below assume that any termination was effective as of December 31, 2007 and are estimates of the amounts that would be paid upon termination. The actual amounts to be paid can only be determined at the time of the Named Officer’s actual termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE(a)

Mark G. Papa

		Involuntary
		Termination		Involuntary
	Voluntary	(Not for		Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)		(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)		($)(b)	($)		($)(c)	($)(d)	($)(e)

Cash Severance		$3,760,000	(f)		$4,690,600	(g)
Stock Options/SARs		$8,847,863	(h)		$8,827,613	(i)	$8,827,613		$8,827,613
Restricted Stock/Units		$25,089,157	(j)		$39,798,806	(i)	$39,798,806		$25,089,157
Health Benefits(k)					$33,610
Unused Vacation(l)	$37,058	$37,058		$37,058	$37,058		$37,058		$37,058
All Other(m)					$141,500

Total:	$37,058	$37,734,078		$37,058	$53,529,187		$48,663,477		$33,953,828

Loren M. Leiker

		Involuntary
		Termination		Involuntary
	Voluntary	(Not for		Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)		(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)		($)(b)	($)		($)(c)	($)(d)	($)(e)

Cash Severance		$1,461,575	(n)		$2,600,970	(g)
Stock Options/SARs					$3,570,963	(i)	$3,570,963
Restricted Stock/Units		$3,567,947	(j)		$8,479,553	(i)	$8,479,553
Health Benefits(k)					$94,042
Unused Vacation(l)	$29,630	$29,630		$29,630	$29,630		$29,630
All Other(m)					$141,500

Total:	$29,630	$5,059,152		$29,630	$14,916,658		$12,080,146

Gary L. Thomas

		Involuntary
		Termination		Involuntary
	Voluntary	(Not for		Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)		(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)		($)(b)	($)		($)(c)	($)(d)	($)(e)

Cash Severance		$1,461,575	(n)		$2,600,970	(g)
Stock Options/SARs		$3,570,963	(o)		$3,570,963	(i)	$3,570,963		$3,570,963
Restricted Stock/Units		$3,567,947	(o)		$8,479,553	(i)	$8,479,553		$3,567,947
Health Benefits(k)					$19,421
Unused Vacation(l)	$34,982	$34,982		$34,982	$34,982		$34,982		$34,982
All Other(m)					$141,500

Total:	$34,982	$8,635,467		$34,982	$14,847,389		$12,085,498		$7,173,892

Robert K. Garrison

		Involuntary
		Termination		Involuntary
	Voluntary	(Not for		Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)		(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)		($)(b)	($)		($)(c)	($)(d)	($)(e)

Cash Severance		$325,000	(p)	$12,500	$1,462,500	(q)
Stock Options/SARs		$1,399,938	(o)		$1,399,938	(i)	$1,399,938		$1,399,938
Restricted Stock/Units		$1,780,448	(o)		$5,496,461	(i)	$5,496,461		$1,780,448
Health Benefits(k)
Unused Vacation(l)	$13,281	$13,281		$13,281	$13,281		$13,281		$13,281
All Other(m)

Total:	$13,281	$3,518,667		$25,781	$8,372,180		$6,909,680		$3,193,667

Timothy K. Driggers

		Involuntary
		Termination		Involuntary
	Voluntary	(Not for		Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)		(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)		($)(b)	($)		($)(c)	($)(d)	($)(e)

Cash Severance		$310,000	(p)	$11,923	$1,298,900	(g)
Stock Options/SARs					$891,343	(i)	$891,343
Restricted Stock/Units		$1,041,548	(j)		$2,036,953	(i)	$2,036,953
Health Benefits(k)					$15,439
Unused Vacation(l)	$5,962	$5,962		$5,962	$5,962		$5,962
All Other(m)					$139,700

Total:	$5,962	$1,357,510		$17,885	$4,388,297		$2,934,258

Edmund P. Segner, III

		Involuntary
		Termination		Involuntary
	Voluntary	(Not for		Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)		(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)		($)(b)	($)		($)(c)	($)(d)	($)(e)

Cash Severance		$1,919,030	(f)		$2,418,988	(g)
Stock Options/SARs		$3,173,654	(h)		$3,166,263	(i)	$3,166,263
Restricted Stock/Units		$3,623,729	(j)		$5,410,424	(i)	$5,410,424
Health Benefits(k)					$119,330
Unused Vacation
All Other(m)					$141,500

Total:		$8,716,413			$11,256,505		$8,576,687

The following footnotes apply to all of our Named Officers that are currently employed by us:

(a)	We engaged Ernst & Young (“E&Y”) to determine if any portion of the payments described in this “Potential Payments Upon Termination or Change of Control Table” could potentially be subject to excise tax for purposes of Code Sections 280G and 4999. Based on the information provided by us and the calculations performed by E&Y, none of the Named Officers exceeded their respective safe harbor amounts, as defined in Code Section 280G; thus, none of the payments are subject to excise tax and no reimbursements are required.

(b)	No additional compensation is paid if the Named Officer voluntarily terminates his employment or if the Named Officer is involuntarily terminated for cause, with the exception of Mr. Garrison and Mr. Driggers who would receive two weeks of base annual salary upon signing a waiver and release of claims if terminated for cause.

(c)	In accordance with our 1992 Stock Plan and the related grant agreements, upon death or disability, 100% of unvested stock options/SARs will vest and all restrictions on restricted stock/restricted stock units will lapse. The amounts represent the value of each Named Officer’s unvested stock options/SARs and restricted stock/restricted stock units as of December 31, 2007.

(d)	None of the Named Officers were of normal retirement age, as of December 31, 2007.

(e)	In order to be designated a “Company-approved retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement. Upon satisfactory completion of the six-month non-competition agreement, 100% of unvested stock options/SARs will vest, 100% of restricted stock/restricted stock units granted prior to February 23, 2005 will vest, and 20% of restricted stock/restricted stock units will vest for each whole year that has passed since the grant date for grants made on or after February 23, 2005. The above presentation assumes that (1) all unvested stock options/SARs vest and (2) the officer becomes entitled to all shares of restricted stock/restricted stock units to which he would be entitled under his grant agreements as of December 31, 2007. However, the actual value of any stock options/SARs and restricted stock/restricted stock units will be subject to market risk during the six-month term of the non-competition agreement. The number of stock options/SARs that will vest for each of the Named Officers that are age 55 or greater is as follows: Mr. Papa, 250,000; Mr. Thomas, 111,250; and Mr. Garrison, 46,250. The number of restricted stock/restricted stock units that will vest for each of the Named Officers that are age 55 or greater is as follows: Mr. Papa, 281,111; Mr. Thomas, 39,977; and Mr. Garrison, 19,949. Mr. Leiker, Mr. Driggers and Mr. Segner were not eligible for early retirement as of December 31, 2007. Mr. Segner, who is transitioning into early retirement, will be eligible for early retirement in October 2008.

(f)	In accordance with the Named Officer’s employment agreement, this amount was calculated as two times the sum of his then-current annual base salary and his annual bonus award opportunity, as this amount is greater than the salary and annual bonus award he would have received from the date of termination through the end of the term of his employment agreement if his employment had continued. The then-current annual base salary for Mr. Papa was $940,000 and for Mr. Segner was $505,008. The annual bonus award opportunity for Mr. Papa was $940,000 and for Mr. Segner was $454,507.

(g)	In accordance with the Named Officer’s Amended and Restated Change of Control Agreement, this amount was calculated as 2.99 times his annual base salary plus two times his target annual bonus. The annual base salary for each of the Named Officers is as follows: Mr. Papa, $940,000; Mr. Leiker, $543,000; Mr. Thomas, $543,000; Mr. Driggers, $310,000; and Mr. Segner, $505,008. The target annual bonus for each of the Named Officers is as follows: Mr. Papa, $940,000; Mr. Leiker, $488,700; Mr. Thomas, $488,700; Mr. Driggers, $186,000; and Mr. Segner, $454,507.

(h)	In accordance with the Named Officer’s employment agreement, this amount was calculated by multiplying the “number of securities underlying unexercised options” from the “Outstanding Equity Awards at Fiscal Year-End Table” by the difference between the stock option/SAR price and the average closing price of our Common Stock for the 10 trading days prior to, but not including, the date of termination which was equal to $89.331 per share.

(i)	Upon the date a press release is issued announcing a pending stockholder vote, tender offer or other transaction which, if approved and consummated, would constitute a change of control, unvested stock options/SARs vest 100% and all restrictions placed on restricted stock/restricted stock units lapse, regardless of whether the officer is terminated for any reason or continues to be employed. The amounts represent the value of each Named Officer’s unvested stock options/SARs and restricted stock/restricted stock units as of December 31, 2007.

(j)	Upon Involuntary Termination, 100% of restricted stock/restricted stock units granted prior to February 23, 2005 will vest, and 20% of restricted stock/restricted stock units will vest for each whole year that has passed since the grant date for grants made on or after February 23, 2005. The number of restricted stock/restricted stock units that will vest for each of the Named Officers is as follows: Mr. Papa, 281,111; Mr. Leiker, 39,977; Mr. Thomas, 39,977; Mr. Garrison, 19,949; Mr. Driggers, 11,670; and Mr. Segner, 40,602.

(k)	Health Benefits include the estimated value of (1) three years participation in our medical and dental plans, based on each Named Officer’s elections as of December 31, 2007 and (2) three years age and service credits under our retiree medical insurance coverage.

(l)	In accordance with our vacation policy, each Named Officer would receive the value of his unused vacation as of December 31, 2007.

(m)	All other includes (1) the estimated value of the Money Purchase Pension Plan contributions and the Savings Plan matching contributions, had the Named Officer continued to be employed for three years and based on the contribution rates as of December 31, 2007 and (2) $50,000 in outplacement services.

(n)	In accordance with the Named Officer’s employment agreement, this amount is the salary and annual bonus award he would have received from the date of termination through the end of the term of his employment agreement if his employment had continued, as this amount is greater than the sum of his then-current annual base salary and his annual award bonus opportunity. The then-current annual base salary for each of Mr. Leiker and Mr. Thomas was $543,000. The annual bonus award opportunity for each of Mr. Leiker and Mr. Thomas was $488,700.

(o)	Named Officer is eligible for Early Retirement; therefore, termination is treated as a “Company-approved retirement prior to age 62,” in which the employee must agree to enter into a six-month non-competition agreement. Upon satisfactory completion of the six-month non-competition agreement, 100% of unvested stock options/SARs will vest, 100% of restricted stock/restricted stock units granted prior to February 23, 2005 will vest, and 20% of restricted stock/restricted stock units will vest for each whole year that has passed since the grant date for grants made on or after February 23, 2005. The above presentation assumes that (1) all unvested stock options/SARs vest and (2) the Named Officer becomes entitled to all shares of restricted stock/restricted stock units to which he would be entitled under his grant agreements as of December 31, 2007. However, the actual value of any stock options/SARs and restricted stock/restricted stock units will be subject to market risk during the six-month term of the non-competition agreement. The number of stock options/SARs that will vest for Mr. Thomas is 111,250 and for Mr. Garrison is 46,250. The number of restricted stock/restricted stock units that will vest for Mr. Thomas is 39,977 and for Mr. Garrison is 19,949.

(p)	In accordance with the EOG Resources, Inc. Severance Pay Plan, amount is calculated as 52 weeks of pay contingent upon the Named Officer signing a waiver and release of claims.

(q)	In accordance with the Change of Control Severance Plan, amount is the aggregate sum of (1) two weeks of base pay per year of service or portion thereof (13 times $12,500), plus (2) one month of base pay for each $10,000 or portion thereof of Mr. Garrison’s annual base pay of $325,000 (33 times $27,083), plus (3) one month of base pay for each five percent of Mr. Garrison’s annual bonus award opportunity, if any, or portion thereof under the bonus program in effect immediately prior to the change of control (15 times $27,083, based on Mr. Garrison’s current bonus target of 75%). This aggregate amount is greater than six months base pay for Mr. Garrison, but under the cap described under “ Payments Made Upon a Change of Control — Change of Control Severance Plan” above.

Mr. Hunsaker retired from EOG effective April 30, 2007. The amounts set forth in the table below reflect actual amounts paid or payable to Mr. Hunsaker pursuant to his employment agreement and, in connection with his retirement, the value realized by Mr. Hunsaker upon the acceleration of the vesting of his stock option/SAR and restricted stock awards and other benefits received by him.

Executive Benefits and Payments	Barry Hunsaker, Jr.

Base Salary(a)	$843,750
Bonus(a)	$587,250
Stock Options/SARs	$2,662,725
Restricted Stock	$1,737,479
Unused Vacation	$31,056

Total:	$5,862,260

(a)	Represents amounts paid pursuant to Mr. Hunsaker’s employment agreement.

DIRECTOR COMPENSATION

Our directors receive a quarterly retainer of $21,250. There are no per-meeting or chairmanship fees paid to any director. The terms and number of stock options granted to our directors are described in footnote (b) to the “Director Compensation Table” below. Directors can participate in our Matching Gifts Program to the same extent as employees.

DIRECTOR COMPENSATION TABLE

The following table summarizes certain information regarding compensation paid or accrued during fiscal year 2007 to each director who was not our employee or an employee of one of our affiliates (“non-employee director”).

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(a)	($)	($)(b)	($)	($)	($)(c)	($)

George A. Alcorn	$85,000		$311,348			$ 5,428	$401,776
Charles R. Crisp	$85,000		$311,348			$ 671	$397,019
William D. Stevens(d)	$85,000		$311,348				$396,348
H. Leighton Steward	$85,000		$311,348			$61,938	$458,286
Donald F. Textor	$85,000		$311,348			$60,000	$456,348
Frank G. Wisner	$85,000		$311,348				$396,348

(a)	Non-employee directors can defer fees to a later specified date by participating in the 1996 Deferral Plan. Under the 1996 Deferral Plan, deferrals are invested into either (i) a flexible deferral account in which deferrals are treated as if they had been invested into various investment funds as directed by the participant or (ii) a phantom stock account in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred fee would otherwise had been paid, and include reinvestment of dividends. In 2007, five of the non-employee directors participated in the 1996 Deferral Plan.

(b)	Non-employee directors participate in the EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan (as amended and restated, “Directors Stock Option Plan”), which was approved by our stockholders at our 2002 annual meeting of stockholders. Under the terms of the Directors Stock Option Plan, each non-employee director receives, on the date of each annual meeting of stockholders, stock options to purchase 14,000 shares of our Common Stock at an exercise price equal to the fair market value of our Common Stock on the date of grant. In addition, each non-employee director who is elected or appointed to the Board for the first time is granted, on the date of such election or appointment, stock options to purchase 14,000 shares of our Common Stock at an exercise price equal to the fair market value of our Common Stock on the date of grant. Stock options granted under the Directors Stock Option Plan vest 50% after one year and 100% after two years of service as a director, following the date of grant, and all stock options expire ten years from the date of grant. The grant-date present value of each stock option grant is estimated using the Hull-White II binomial option pricing model. Based on the Hull-White II binomial option pricing model, assuming a dividend yield of 0.3%, expected volatility of 28.6%, risk-free interest rate of 4.8% and a weighted-average expected life of 3.8 years, the value of the stock options granted on April 24, 2007 was $21.40 per share, the value of the stock options granted on May 2, 2006 was $23.48 per share and the value of the stock options granted on May 3, 2005 was $14.61 per share. Following is the aggregate number of stock options outstanding as of December 31, 2007 for each non-employee director: Mr. Alcorn, 49,000 stock options; Mr. Crisp and Mr. Steward, 56,000 stock options each; Mr. Stevens, 42,000 stock options; Mr. Textor, 35,000 stock options; and Mr. Wisner, 126,000 stock options.

(c)	All Other Compensation for Mr. Alcorn and Mr. Crisp consists solely of reimbursement for EOG-requested spouse travel, including a gross-up for payment of taxes. All Other Compensation for Mr. Steward consists of reimbursement for EOG-requested spouse travel, including a gross-up for payment of taxes of $1,938, and charitable matching contributions of $60,000. All Other Compensation for Mr. Textor consists solely of charitable matching contributions.

(d)	Mr. Stevens will retire from the Board at the end of his current term, which will expire in conjunction with the Annual Meeting, and will therefore not stand for re-election as a director at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

We have various plans under which our employees and non-employee members of our Board have been or may be granted certain equity compensation consisting of stock options/SARs, restricted stock/restricted stock units and phantom stock. The 1992 Stock Plan, the Directors Stock Option Plan and the ESPP have been approved by our stockholders. Our plans that have not been approved by our stockholders are described below. The following table sets forth information regarding our equity compensation plans aggregated by the various plans approved by our stockholders and those plans not approved by our stockholders, in each case as of December 31, 2007.

			Number of Securities
			Remaining Available
	Number of Securities to be	Weighted-Average	for Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	9,241,133	$51.01	1,222,347	(1)(2)
Equity Compensation Plans Not Approved by Stockholders	3,199,743	$21.06	151,527	(3)(4)

Total	12,440,876	$43.30	1,373,874

(1)	Of these securities, 213,286 shares remain available for purchase under the ESPP.

(2)	Of these securities, 971,061 could be issued as restricted stock or restricted stock units under the 1992 Stock Plan.

(3)	Of these securities, 27,663 phantom stock units remain available for issuance under the 1996 Deferral Plan.

(4)	Of these securities, 123,864 could be issued as restricted stock or restricted stock units under the Amended and Restated 1994 Stock Plan (“1994 Stock Plan”).

Stock Plans Not Approved by Stockholders

1994 Stock Plan.  The Board approved the 1994 Stock Plan, which provides equity compensation to our employees who are not directors of EOG or “officers” of EOG within the meaning of Rule 16a-1 under the Exchange Act. Under the 1994 Stock Plan, our employees have been or may be granted stock options (rights to purchase shares of our Common Stock at a price not less than the market price of our Common Stock on the date of grant). Stock options vest on a graded vesting schedule up to four years from the date of grant based on the nature of the grants and as defined in individual grant agreements. Terms for stock options granted under the plan have not exceeded a maximum term of 10 years. Employees have also been or may be granted shares of restricted stock and/or restricted stock units without cost to the employee. The shares and units granted generally vest up to five years after the date of grant as defined in individual grant agreements. Upon vesting of restricted stock, unrestricted shares of our Common Stock are released to the employee, and upon vesting of restricted stock units, each restricted stock unit is converted into one share of our Common Stock and released to the employee.

1996 Deferral Plan.  The Board also approved the 1996 Deferral Plan, under which payment of base salary, annual bonus and directors fees may be deferred into a phantom stock account. In a phantom stock account, deferrals are treated as if shares of our Common Stock were purchased at the closing price of our Common Stock on the date of deferral. Dividends are credited quarterly and treated as if reinvested in shares of our Common Stock. Payment of a phantom stock account is made in actual shares of our Common Stock. A total of 120,000 shares have been registered for issuance under the plan. As of December 31, 2007, 92,337 phantom stock units had been issued.

RELATED PARTY TRANSACTIONS

In March 2008, our Board adopted a written policy relating to the review and approval of “related party transactions.” Generally, under this policy and related SEC regulations, (i) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 and a “related party” and EOG or one of its subsidiaries and (ii) a “related party” is (a) a director or executive officer of EOG, (b) a beneficial owner of more than five percent of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director or executive officer or beneficial owner of more than five percent of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner, principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction), or ratify (in the case of an existing transaction), each related party transaction. In reviewing and approving, or ratifying (as the case may be), any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is in, or is not inconsistent with, the best interests of EOG and its stockholders.

Prior to March 2008, we did not have specific procedures for the review of, or standards for the approval or ratification of, transactions with related persons, but instead reviewed such transactions on a case-by-case basis.

No transactions occurred during 2007 or are currently proposed that require disclosure under the SEC regulations.

In addition to our related party transaction policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest, except as approved by the Board. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations; see “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file reports of their ownership of, and transactions in, our Common Stock with the SEC and to furnish us with copies of the reports they file.

Based upon our review of the Section 16(a) filings that have been received by us and inquiries made to our directors and executive officers, we believe that all filings required to be made under Section 16(a) during 2007 and prior fiscal years were timely made. Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been previously disclosed by us in a prior proxy statement.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the next succeeding annual meeting of stockholders and until their respective successors have been elected and qualified. All of the nominees are our current directors. As a result of Mr. Alcorn having attained the age of 74, the Board, in accordance with our Corporate Governance Guidelines, has specifically approved his standing for re-election. Mr. Stevens, a current member of the Board, has notified the Nominating Committee of the Board that he will retire from the Board at the end of his current term, which will expire in conjunction with the Annual Meeting, and will therefore not stand for re-election as a director at the Annual Meeting. Mr. Segner resigned from the Board effective June 30, 2007.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a director. Under Delaware law, broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal) would not have the same effect as a vote withheld with respect to a particular director.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority vote of our stockholders at the Annual Meeting must promptly tender his or her resignation to the Nominating Committee of the Board. The Nominating Committee will evaluate the resignation and make a recommendation to the Board, who will then act on the tendered resignation within 90 days following certification of the stockholder vote.

Unless contrary instructions are given by the stockholder delivering such proxy, it is the intention of the persons named in the enclosed form of proxy to vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute.

Pursuant to our bylaws, the Board has set the number of directors that shall constitute the Board at six, effective as of the date of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

The following information regarding the nominees, their age (as of February 29, 2008) and their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

The Board of Directors recommends voting “FOR” each of the nominees listed below

GEORGE A. ALCORN, 75
Director since 2000

Mr. Alcorn has served as President of Alcorn Exploration, Inc., an oil and natural gas exploration and production company, since July 1982. He is a past chairman of the Independent Petroleum Association of America and a founding member and past chairman of the Natural Gas Council. Mr. Alcorn is also a director of Linn Energy, LLC.

CHARLES R. CRISP, 60
Director since 2002

Mr. Crisp’s principal occupation is investments. Mr. Crisp was President and Chief Executive Officer and a director of Coral Energy, LLC, a subsidiary of Shell Oil Company from 1999 until his retirement in November 2000, and President and Chief Operating Officer and a director from January 1998 through February 1999. Mr. Crisp is also a director of AGL Resources Inc., Intercontinental Exchange, Inc. and Targa Resources, Inc.

MARK G. PAPA, 61
Director since 1998

Mr. Papa was elected Chairman of the Board and Chief Executive Officer of EOG in August 1999, President and Chief Executive Officer and director in September 1998, President and Chief Operating Officer in September 1997 and President in December 1996, and was President-North America Operations from February 1994 to December 1996. Mr. Papa joined Belco Petroleum Corporation, a predecessor of EOG, in 1981. Mr. Papa is also a director of Oil States International, Inc., an oilfield service company.

H. LEIGHTON STEWARD, 73
Director since 2004

Mr. Steward is author-partner of Sugar Busters, LLC, a provider of seminars, books and products related to helping people follow a healthy and nutritious lifestyle. He retired from Burlington Resources, Inc., an oil and gas exploration, production and development company, in 2000, where he had served as Vice Chairman since 1997. Mr. Steward is former Chairman of the U.S. Oil and Gas Association and the Natural Gas Supply Association, and is currently an honorary director of the American Petroleum Institute.

DONALD F. TEXTOR, 61
Director since 2001

Mr. Textor’s principal occupation is Portfolio Manager for the Dorset Management Corporation, an investment management and advisory firm, and Partner of Knott Partners Management LLC, also an investment management and advisory firm. Previously, Mr. Textor was a partner and managing director of Goldman Sachs & Co. until his retirement in March 2001. Mr. Textor is also a director of Trilogy Energy Trust.

FRANK G. WISNER, 69
Director since 1997

Mr. Wisner has served as Vice Chairman, External Affairs of American International Group, Inc., an insurance and financial services company, since 1997, following his retirement as U.S. Ambassador to India. Mr. Wisner is also a director of Ethan Allen Interiors Inc.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

For fiscal years 2007 and 2006, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent public accountants, to provide services in the following categories and, in consideration of such services, paid to Deloitte the following amounts:

Audit Fees.  The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and the reviews of the financial statements included in our Forms 10-Q for such years, were $1,989,271 and $1,769,252, respectively.

Audit-Related Fees.  The aggregate fees billed for the years ended December 31, 2007 and December 31, 2006 for assurance and related services rendered by Deloitte that were reasonably related to the performance of the audit or review of our financial statements, but not reportable as Audit Fees above, were $128,733 and $74,789, respectively. Audit-Related Fees for 2007 and 2006 were primarily for audits of our benefit plans.

Tax Fees.  There were no professional services rendered by Deloitte for tax compliance, tax advice and tax planning for the years ended December 31, 2007 and December 31, 2006.

All Other Fees.  The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the years ended December 31, 2007 and December 31, 2006 were $108,599 and $78,860, respectively. All Other Fees for 2007 primarily related to comfort letter work with respect to our September 2007 offering of our 5.875% Senior Notes due 2017; All Other Fees for 2006 primarily related to software license renewals and conference registration fees.

Pre-Approval of Audit and Non-Audit Services.  The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

During the course of a fiscal year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimus exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act of 2002 (“SOX”) and in Rule 2-01 of Regulation S-X.

None of the services rendered by Deloitte for the years ended December 31, 2007 and December 31, 2006 and reportable as Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee pursuant to such de minimus exception.

Management is directed to provide a report to the Audit Committee at each meeting of the Audit Committee during the remainder of the calendar year, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to the de minimus exception for non-audit services referred to above and set forth in SOX Section 202 and in Rule 2-01 of Regulation S-X.

Ratification of Appointment for 2008

The Audit Committee of the Board has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2008, and such appointment has been approved by the Board.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, unlike broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal), abstentions would have the same effect as a vote against this proposal.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” this proposal.

ITEM 3.

APPROVAL OF THE EOG RESOURCES, INC.
2008 OMNIBUS EQUITY COMPENSATION PLAN

General

On March 4, 2008, our Board adopted the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (“2008 Plan”), subject to approval by our stockholders.

Since our inception, we have recognized the importance of aligning the interests of our employees and directors with those of our stockholders. The 2008 Plan reflects this recognition by providing our employees and directors with additional performance incentives and an opportunity to obtain or increase their equity interest in EOG, thereby encouraging them to continue in their service with us and contribute to EOG’s success.

The 2008 Plan will be administered by the Compensation Committee of our Board, which, as noted above, is composed exclusively of non-employee independent directors. The Compensation Committee will have exclusive authority to select the participants to whom awards under the 2008 Plan may be granted and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2008 Plan.

The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan that is attached as Exhibit A to this proxy statement.

General Terms

Any employee or non-employee director of EOG (hereinafter, a “participant”) is eligible to receive awards under the 2008 Plan.

The 2008 Plan provides for awards of incentive stock options, non-qualified stock options, SARs, restricted stock, restricted stock units, performance stock, performance units and other stock-based awards.

The aggregate number of shares of our Common Stock authorized for grant under the 2008 Plan is 6,000,000. The aggregate number of shares of our Common Stock authorized for grant under the 2008 Plan (a) as restricted stock, restricted stock units, performance stock, performance unit or other stock-based awards is 2,400,000, (b) as incentive stock options (“ISOs”) is 1,000,000 and (c) as non-qualified stock options (“NQSOs”) or SARs is 6,000,000. As of March 14, 2008 (the Record Date), the aggregate fair market value of the maximum number of shares that may be granted under the 2008 Plan was approximately $756,600,000, based on the closing price per share of our Common Stock of $126.10 on the NYSE on that date.

Each share of our Common Stock that is subject to an award counts as one share of Common Stock against the aggregate authorized number. The maximum number of shares that may be granted during any fiscal year under the 2008 Plan for certain types of awards is set forth in the chart below:

Maximum Number of Shares of Common Stock that May Be
Type of Award	Granted to an Employee During a Fiscal Year

Stock Options	500,000 (plus the unused limit from the prior fiscal year)
SARs	500,000 (plus the unused limit from the prior fiscal year)
Performance Stock	50,000
Performance Units	50,000

Generally, if an award granted under the 2008 Plan is forfeited or cancelled for any reason, the shares allocable to the forfeited or cancelled portion of the award may again be subject to an award granted under the 2008 Plan. If shares are delivered to satisfy the exercise price of any option award or are used to exercise a SAR, those shares will not again be available under the 2008 Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will not again be available under the 2008 Plan.

The Board may amend the terms of the 2008 Plan at any time, subject to the stockholder approval requirements of applicable law, the NYSE and other rules and regulations applicable to EOG.

Awards granted under the 2008 Plan are non-transferable by the holder other than under a qualified domestic relations court order or by will or under the laws of descent and distribution, and are generally exercisable during the holder’s lifetime only by the holder.

In case of certain corporate acquisitions by EOG, awards may be granted under the 2008 Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of EOG. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the 2008 Plan to such extent as the Board may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

The Board may establish certain performance goals applicable to performance stock awards and performance unit awards granted under the 2008 Plan. Information relating to the specific performance criteria that may be used in connection with these performance goals are described in more detail below.

The 2008 Plan will have a term of 10 years, unless terminated earlier.

Stock Options

The Compensation Committee may grant ISOs and NQSOs to participants. ISOs are options to purchase shares of our Common Stock that are intended to qualify for special tax treatment under Section 422 of the Code; NQSOs do not qualify for such treatment. The exercise price of stock options granted under the 2008 Plan may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (110% if an ISO and the recipient is a 10% or greater stockholder of EOG). The term of options may not exceed seven years (for an ISO, five years if the recipient is a 10% or greater stockholder of EOG). For options granted under the 2008 Plan, the Compensation Committee will determine the stock option’s vesting schedule and any exercise restrictions.

The exercise price and any applicable tax withholding for stock options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a “cashless” exercise, (iii) by using shares of our Common Stock that have been owned or deemed owned by the optionee for over six (6) months (provided that the use of the shares will not result in an earnings charge to EOG) or (iv) in any other form of payment which is acceptable to the Compensation Committee.

The 2008 Plan prohibits any repricing of stock options after their grant, other than in connection with a stock split or the payment of a stock dividend.

SARs

Subject to the terms and conditions of the 2008 Plan, a SAR entitles its holder to the right to receive an amount equal to the excess of (a) the fair market value of one share of Common Stock on the date of exercise of the SAR over (b) the grant price of the SAR. All SARs granted under the 2008 Plan must have a grant price equal to or greater than the fair market value of our Common Stock at the time the SAR is granted.

The Compensation Committee may determine the term of any SAR, so long as that term does not exceed seven years. With respect to the exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever further terms and conditions it deems advisable. The Compensation Committee may also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance of service with EOG.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of our Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in shares of our Common Stock of equivalent value, in some combination thereof, or in any other form that may be approved by the Compensation Committee.

Restricted Stock

The Compensation Committee may grant restricted stock to any eligible persons selected by it. The amount of an award of restricted stock, and any vesting or transferability provisions relating to such an award, are to be determined by the Compensation Committee in its sole discretion.

Subject to the terms and conditions of the 2008 Plan, each recipient of a restricted stock award will have the rights of a stockholder of EOG with respect to the shares of restricted stock included in the restricted stock award during any period of restriction established for the restricted stock award, including the right to vote the restricted stock. All dividends and distributions (whether in cash, stock or otherwise) on unvested shares of restricted stock will not be paid, but will be credited for the future benefit of the holder. At such time as vested shares are delivered to the holder, all accumulated dividends and distributions attributable to the vested shares (without interest) will be paid in cash, shares of our Common Stock or such other form as we determine. Any dividends and distributions on non-vested restricted stock will be forfeited in the same manner and at the same time as the respective shares of restricted stock to which they are attributable are forfeited.

Restricted Stock Unit Awards

The Compensation Committee will determine the material terms of restricted stock unit awards, including the vesting schedule, the price (if any) to be paid by the recipient in connection with the award and any transferability restrictions or other conditions applicable to the award.

A restricted stock unit award is similar in nature to a restricted stock award except that in the case of a restricted stock unit, no shares of Common Stock are actually transferred to a holder until a later date, as specified in the applicable award agreement. Accordingly, a holder of a restricted stock unit will not have the rights of a stockholder of EOG. Each restricted stock unit will have a value equal to the fair market value of a share of our Common Stock. All dividends and distributions (whether in cash, stock or otherwise) on unvested restricted stock units will not be paid but will be credited for the future benefit of the recipient. At such time as vested restricted stock units are paid, all accumulated dividends and distributions attributable to the vested restricted stock unit (without interest) will be paid in cash, shares of our Common Stock or such other form as we determine. Any dividends and distributions on non-vested restricted stock units will be forfeited in the same manner and at the same time as the respective restricted stock units to which they are attributable are forfeited.

Payment under a restricted stock unit award will be made in shares of our Common Stock and will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted stock unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2008 Plan) or (ii) at a time that is permissible under Section 409A of the Code.

Performance Stock Awards and Performance Unit Awards

The Compensation Committee will determine the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured. Subject to the terms and conditions of the 2008 Plan, each holder of a performance stock award will have all the rights of a stockholder with respect to the shares of our Common Stock issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture and restrictions on transfer, including the right to vote such shares. A holder of a performance unit award will not have the rights of a stockholder of EOG.

All dividends and distributions (whether in cash, stock or otherwise) on unvested performance stock or performance unit awards will not be paid but will be credited for the future benefit of the recipient. At such time as vested performance stock or performance unit awards are paid, all accumulated dividends and distributions attributable to the vested award (without interest) will be paid in cash, shares of our Common Stock or such other form as we determine. Any dividends and distributions on non-vested awards will be forfeited in the same manner and at the same time as the respective performance stock or performance unit awards to which they are attributable are forfeited.

Any performance goal for a particular performance stock award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25 percent of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.

Performance goals for awards will be designed to support the business strategy and align the interests of our executive officers and non-employee directors with those of our stockholders. For performance stock awards and performance unit awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals will be based on one or more of the following business criteria:

• total stockholder return;	• operating income;
• net income;	• earnings before interest and taxes;
• earnings per share;	• cash flow;
• stock price;	• cash flow from operations;
• market share;	• unit costs;
• return on capital employed;	• cost reductions;
• after-tax rate of return with respect to our capital expenditures;	• production volume growth; • reserve replacement ratio;
• return on equity;	• reserve replacement costs; and/or
• return on assets;	• debt-to-total capitalization ratio.

Achievement of such goals may be measured individually or in any combination, at the discretion of the Compensation Committee; on an absolute basis or relative to a target, to a designated comparison group, to results in other periods or to other external measures; and including or excluding items that could affect the measurement, such as extraordinary, unusual and/or nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges or the results of discontinued operations.

Performance unit awards will be paid in shares of our Common Stock or in cash, in accordance with procedures established by the Compensation Committee. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2008 Plan) or (ii) at a time that is permissible under Section 409A of the Code.

The award of performance stock or performance units under the 2008 Plan may also be in lieu of cash payments under our Executive Officer Annual Bonus Plan, based upon achievement of the performance criteria established under the terms of our annual bonus program.

Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.

Other Stock-Based Awards

Under the 2008 Plan, the Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise expressly contemplated by the 2008 Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may be designed to comply with or take advantage of the applicable laws of jurisdictions other than the United States.

Each other stock-based award will be expressed in terms of shares of our Common Stock or units based on shares of our Common Stock, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other stock-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of such other stock-based awards that will be paid out to the holder will depend on the extent to which such performance goals are met.

Payment with respect to an other stock-based award may be made in shares of our Common Stock or cash, as determined by the Compensation Committee.

The Compensation Committee will determine the extent to which a holder’s rights under an other stock-based award will be affected by the holder’s termination of employment or other separation from service with EOG.

Other terms and conditions applicable to other stock-based awards may be determined by the Compensation Committee at the time of grant.

Effect of Certain Transactions and Change of Control

The 2008 Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our outstanding Common Stock by reason of a recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend or other relevant change to our capital structure.

For any award granted under the 2008 Plan, the Compensation Committee may specify the effect of a change in control of EOG upon that award. Unless otherwise provided in an award agreement, if a transaction that constitutes a change in control, as defined in the 2008 Plan, occurs, then upon the date a press release is issued announcing a pending stockholder vote or other transaction which, if approved or consummated, would constitute a change in control or a tender offer or exchange offer is publicly announced or commenced which, if consummated, would constitute a change in control, (i) any and all outstanding options and stock appreciation rights become vested and exercisable, (ii) any and all restricted stock units become vested and payable and all restrictions on any and all restricted stock lapse and (iii) any and all outstanding performance units and performance shares vest and become payable as if any applicable performance objectives were met at the target level.

In the event of a change in capitalization as defined in the 2008 Plan, adjustments and other substitutions will be made to the 2008 Plan, including adjustments to the maximum number of shares subject to the 2008 Plan, the number and class of shares subject to awards and, if applicable, the exercise price of outstanding awards.

Awards Currently Contemplated Under the 2008 Plan

No awards are currently contemplated under the 2008 Plan. Because the Board has not yet considered the issuance of awards under the 2008 Plan, the benefits or amounts that will be received by or allocated to various recipients under the 2008 Plan are not currently determinable.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of stock options and other awards pursuant to the 2008 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of stock options and other awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with awards under the 2008 Plan, nor does it address state, local or non-United States tax consequences.

NQSOs, SARs, Restricted Unit Awards, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards.  A participant generally is not required to recognize income upon the grant of a NQSO, SAR, restricted stock unit, performance stock award, performance unit award or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the stock option or SAR is exercised or, in the case of restricted stock unit awards, performance stock awards, performance unit awards or other stock-based awards, upon the issuance of shares pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of a NQSO, an amount equal to the excess, if any, of the fair market value of the shares of our Common Stock received upon exercise on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares received upon exercise, plus the fair market value of any shares that were withheld in satisfaction of any applicable taxes due upon the exercise of the award and (c) in the case of restricted stock unit awards, performance stock awards, performance unit awards or other stock-based awards, the fair market value of any shares received in respect thereof, plus the fair market value of any shares that were withheld in satisfaction of any applicable taxes due on the vesting or payment of such awards.

ISOs.  A participant is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the participant holds the shares received upon exercise of an ISO for more than one year after exercise and two years after the date of grant of the option. If the participant satisfies this holding period, for regular tax purposes the participant will not realize income upon exercise of the ISO and EOG will not be allowed an income tax deduction at any time. The difference between the exercise price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. If the participant fails to meet the holding period, a disqualifying disposition occurs and the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as long-term or short-term capital gain, depending on the length of time the Common Stock was held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess of the sales price over the exercise price. In both situations, EOG’s tax deduction is limited to the amount of ordinary income recognized by the participant. Different consequences apply for a participant subject to the alternative minimum tax.

Restricted Stock.  Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e. become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a Section 83(b) election within 30 days of the date of transfer of the restricted stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares granted or awarded under the 2008 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by EOG.  To the extent that a participant recognizes ordinary income in the circumstances described above, EOG will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code (see “Performance-Based Compensation” and “Parachute Payments” below).

Performance-Based Compensation.  In general, under Section 162(m) of the Code, compensation paid by a public corporation to its principal executive officer or any of its other top three highly compensated executive officers (other than the principal executive officer or the principal financial officer), ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 2008 Plan may be subject to this deduction limit. However, under Section 162(m), qualifying performance-based compensation, including income from stock options, SARs and other performance-based awards that are made under stockholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2008 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the 2008 Plan.

Parachute Payments.  Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent upon the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

Withholding.  Awards under the 2008 Plan may be subject to tax withholding. Where an award results in income subject to withholding, EOG may require the participant to remit the withholding amount to EOG or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

Section 409A.  Awards of restricted stock units, performance stock awards, performance unit awards or other stock-based awards under the 2008 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest. It is the intent of EOG that awards under the 2008 Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of Section 409A of the Code.

Termination, Amendment and Other Terms of the 2008 Plan

Our Board has the right to terminate or amend the 2008 Plan at any time so long as doing so does not impair or adversely affect any outstanding awards or shares acquired under the 2008 plan without the award holder’s consent. Notwithstanding the foregoing, our Board may not amend the 2008 Plan absent stockholder approval to the extent such approval is required by applicable law, the NYSE or other applicable rules and regulations.

Prior Plans

The 2008 Plan is intended to serve as the successor to our 1992 Stock Plan, 1994 Stock Plan and Directors Stock Option Plan (each, a “Prior Plan” and collectively, “Prior Plans”). As such, no further grants will be made under the Prior Plans from and after the effective date of the 2008 Plan, except for awards with respect to shares of our Common Stock which by reason of the terms of the Prior Plans are again made available for grant due to the forfeiture or cancellation of awards outstanding as of the effective date of the 2008 Plan. All outstanding awards under the Prior Plans will continue to be governed by the terms and conditions of the instrument evidencing such grant or issuance. All terms, conditions and limitations, if any, that are set forth in any previously granted award agreement will remain in full force and effect under the terms of the respective Prior Plan pursuant to which it was issued.

Vote Required to Approve the 2008 Plan

The affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereat is required to approve the 2008 Plan. Under Delaware law, unlike broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal), abstentions would have the same effect as a vote against this proposal. It is the intention of the persons named in the enclosed form of proxy to vote such proxy “FOR” this proposal.

The Board of Directors recommends voting “FOR” this proposal.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2009 Annual Meeting of Stockholders

Proposals of holders of our Common Stock intended to be presented at our 2009 annual meeting of stockholders and to be included in our proxy statement and form of proxy relating to such meeting must be received by us, addressed to Michael P. Donaldson, Corporate Secretary, at our principal executive offices, 1111 Bagby Street, Sky Lobby 2, Houston, Texas 77002, no later than December 5, 2008.

In addition to any other applicable requirements for business to be brought before an annual meeting of stockholders by one of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary of the business to be brought before an annual meeting of stockholders. To be timely with respect to our 2009 annual meeting of stockholders, notice given by a stockholder must be delivered to, or mailed and received at, our principal executive offices at 1111 Bagby Street, Sky Lobby 2, Houston, Texas 77002, no later than December 5, 2008.

The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) such stockholder’s name and address, as such information appears on our books, (iii) the acquisition date, the class and the number of shares of our Common Stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. In addition to our bylaw provisions, a stockholder must also comply with all applicable requirements of the Exchange Act and the related rules and regulations with respect to the matters set forth in our bylaw provisions. Notwithstanding anything in our bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

Nominations for 2009 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to our Board may be made at a meeting of our stockholders:

•	by or at the direction of the Board; or

•	by any of our stockholders who is a stockholder of record at the time of giving the notice discussed below, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures.

Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to our Corporate Secretary. To be timely, notice given by a stockholder shall be delivered to, or mailed and received at, our principal executive offices at 1111 Bagby Street, Sky Lobby 2, Houston, Texas 77002, (i) with respect to an election to be held at our 2009 Annual Meeting of Stockholders, on or before December 5, 2008 and (ii) with respect to an election to be held at a special meeting of our stockholders for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever first occurs.

The notice shall include:

•	as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and

•	as to the stockholder giving the notice:

•	the name and address of the stockholder, as they appear of record on our books; and

•	the class and number of shares of our capital stock which are beneficially owned by the stockholder.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations with respect to the matters set forth in the foregoing bylaw provisions.

GENERAL

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas
April 4, 2008

EXHIBIT A

EOG RESOURCES, INC.
2008 OMNIBUS EQUITY COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1  Establishment.  The Company hereby establishes an equity compensation plan, to be known as the “EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan,” as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. The Plan will become effective as of the approval of the Plan by the Company’s stockholders (the “Effective Date”).

1.2  Purposes of the Plan.  The purposes of the Plan are to encourage selected persons employed by the Company and its Affiliates and other eligible Persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

1.3  Duration of Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1  “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2  “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan.

2.3  “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5  “Board” means the board of directors of the Company.

2.6  “Change in Control of the Company” means any of the following events occurring after the Effective Date:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time, (the “Exchange Act”) (a “Covered

Person”) of Beneficial Ownership of 20% or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2.6, the following acquisitions shall not constitute a Change in Control of the Company: (1) any acquisition of shares of the Company directly from the Company, (2) any acquisition of shares of the Company by the Company, (3) any acquisition of shares of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition of shares of the Company by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.6; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board;

(c) Consummation of a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d) The approval by the stockholders of the Company of the liquidation or dissolution of the Company.

2.7  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8  “Committee” means the Compensation Committee of the Board.

2.9  “Company” means EOG Resources, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.10  “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.11  “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

2.12  “Director” means a director of the Company who is not an Employee.

2.13  “Director Award” means any NQSO, SAR, or Full Value Award granted to a Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with the Plan.

2.14  “Disability” means, with respect to an Employee, such total and permanent disability as qualifies the Employee for benefits under the Company’s long-term disability insurance policy or plan for Employees as then in effect for a period of not less than three months; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.15  “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.16  “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if no closing price or bid and asked prices for the stock was so reported on that date, the closing price or bid and asked prices for purposes of the foregoing shall be the closing price or bid and asked prices for the last business day immediately preceding that date for which there is a closing price or bid and asked prices for the stock or (b) if the Stock is not so traded or if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.17  “Fiscal Year” means the calendar year.

2.18  “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

2.19  “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.20  “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

2.21  “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22  “Involuntary Termination” shall mean a Participant’s Separation From Service at the election of the Company or Affiliate, provided that such separation is not Termination for Cause. Involuntary Termination shall not include transfer of assignment or location of a Participant where the Participant is employed by the Company or an Affiliate (or one of its subsidiaries or affiliated companies), both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of assets or stock of the Company or an Affiliate.

2.23  “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.24  “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.25  “Option Price” shall have the meaning ascribed to that term in Section 5.3.

2.26  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.

2.27  “Participant” means any eligible person as set forth in Article III to whom an Award is granted.

2.28  “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.29  “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.30  “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.31  “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.32  “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.33  “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or Award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

2.34  “Plan” means the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, as set forth in this document as it may be amended from time to time.

2.35  “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.36  “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.37  “Retirement” means the Employee’s Separation from Service after attainment of age 62 with at least five (5) years of service or as early as age 55 with at least five (5) years of service if such separation is approved by the Company.

2.38  “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.39  “RSU Award” means an Award granted pursuant to Article VIII.

2.40  “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.41  “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.42  “Separation from Service” means the termination of the Award recipient’s employment or service relationship with the Company and all Affiliates as determined under Section 409A.

2.43  “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.44  “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.45  “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.46  “Termination for Cause” means a Participant’s Separation from Service at the election of the Company or an Affiliate because of the Participant’s (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant’s duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such separation shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such separation is because of the Participant’s willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the separation, if made, shall not be for cause.”

ARTICLE III

ELIGIBILITY

The persons who are eligible to receive Awards under the Plan are Employees and Directors. Directors are not eligible to receive ISO Awards.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1  Authority to Grant Awards.  The Committee may grant Awards to those Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

4.2  Dedicated Shares; Maximum Awards.

(a) Number of Shares of Stock Dedicated under the Plan for Awards.

(i) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 6,000,000.

(ii) The aggregate number of shares of Stock with respect to which Full Value Awards may be granted under the Plan is 2,400,000.

(iii) The aggregate number of shares with respect to which ISOs may be granted under the Plan is 1,000,000.

(b) Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(i) The maximum number of shares of Stock with respect to which Options may be granted to a Participant during a Fiscal Year is 500,000, plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Fiscal Year.

(ii) The maximum number of shares of Stock with respect to which SARs may be granted to a Participant during a Fiscal Year is 500,000, plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Fiscal Year.

(iii) The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 50,000.

(iv) The maximum number of shares of Stock with respect to which Performance Unit Awards payable in Stock may be granted to an Employee during a Fiscal Year is 50,000.

(c)  Share Usage.

(i) Each of the foregoing numerical limits stated in Sections 4.2(a) and 4.2(b) shall be subject to adjustment in accordance with the provisions of Section 4.5. The numbers of shares of Stock stated in this

Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XII; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. Additionally, in the event that a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Employees or Directors who would have been eligible to receive awards or grants under the pre-existing plan prior to such acquisition or combination.

(ii) Any shares of Stock that are subject to Awards shall be counted against these limits based on the maximum number of such shares that may be awarded under the Award; provided that any shares of Stock that are subject to Awards shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock granted under the Award.

(iii) Any Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

(iv) If any shares of Stock covered by an Award, or to which such an Award relates, are forfeited, or if an Award otherwise expires or terminates without the issuance or delivery of shares of Stock or is settled in cash in lieu of shares of Stock, then, to the extent of such forfeiture, expiration, termination, non-issuance or cash payment, the shares of Stock covered by such Award (or to which such Award relates, or the number of shares of Stock otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award) shall not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan and shall again be available for Awards under the Plan.

(v) If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to such Award or tendered in payment of an Option Price of an Option, such shares of Stock shall count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan and shall not be available for Awards under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise. The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards.

(vi) Any shares of Stock that again become available for grant pursuant to this Section shall be added back as one (1) share of Stock.

4.3  Non-Transferability.  An Award shall not be transferable by the Holder other than in domestic relations court orders or by will or under the laws of descent and distribution or by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Holder and to receive any property distributable with respect to any Award upon the death of the Holder, and shall be exercisable, during the Holder’s lifetime, only by him or her (or his or her attorney in fact or guardian; in the case of a permitted transfer, by a permitted transferee; in the case of death, by the Holder’s executor, administrator or beneficiary).

4.4  Requirements of Law.  The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5  Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6  Election Under Section 83(b) of the Code.  Except as specified in an applicable Award Agreement, no Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award. Any Holder who makes an election under section 83(b) of the Code with respect to any Award, except as specified in an applicable Award Agreement, shall forfeit any or all Awards granted to him or her under the Plan.

4.7  Forfeiture for Termination for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if a Participant Separates From Service based on a Termination for Cause, then as of the date of such separation, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8  Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination for Cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9  Award Agreements.  Each Award shall be embodied in a written or electronic agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be in such form as determined by the Committee, and a Holder may be required to sign the Award Agreement to the extent the Committee determines, in its sole discretion. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10  Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11  Rights as Stockholder.  A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Stock Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.12  Issuance of Shares of Stock.  Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.13  Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.14  Compliance With Section 409A.  Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A. In addition, to the extent an Award is subject to Section 409A, a Holder’s payment under such an Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

4.15  Date of Grant.  The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to an individual Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option granted to such Holder and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

4.16  Awards May Be Granted Separately or Together.  Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any Award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

ARTICLE V

OPTIONS

5.1  Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2  Option Agreement.  Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

5.3  Option Price.  The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant. Subject to the limitations set forth in the preceding sentences of this Section 5.3, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.4  Duration of Option.  An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed seven years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or

(ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

5.5  Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.6  Exercise of Option.

(a)  General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written, telephonic, or electronic notice or in such other manner or means as determined by the Committee. Unless the Committee specifies otherwise, Options may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board (“Cashless Exercise”).

(b)  Form of Payment.  Except in the case of a Cashless Exercise, no shares of Stock shall be issued upon the exercise of an Option until there has been a payment of the Option Price and any applicable withholding to the Company by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) shares of Stock that have been owned or deemed owned by the Holder for over six (6) months (provided that the use of such shares shall not be permitted if it would result in an earnings charge to the Company); or (c) any other form of payment which is acceptable to the Committee.

5.7  Transferability — Incentive Stock Options.  Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.8  Notification of Disqualifying Disposition.  If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

5.9  $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.10  Separation from Service.  Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1  Authority to Grant SAR Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2  General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the date of grant of the SAR.

6.3  SAR Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.4  Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the seventh anniversary date of its grant. Notwithstanding any other provision of the Plan to the contrary, with respect to a SAR that is granted in connection with an ISO: (a) the SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the SAR is exercised over the Option Price of the underlying ISO; and (c) the SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

6.5  Exercise of SAR.  A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6  Payment of SAR Amount.  Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7  Separation from Service.  Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1  Authority to Grant Restricted Stock Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of Restricted Stock under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2  Restricted Stock Award Agreement.  Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3  Holder’s Rights as Stockholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award, including, without limitation, the right to vote such Shares of Restricted Stock.

7.4  Separation from Service.  Each Award Agreement shall set forth the extent to which Restricted Stock Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

7.5  Dividends.  All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested shares of Restricted Stock shall not be paid to the Holder of such shares but the value thereof shall be credited by the Company for the benefit of the Holder. At such time as vested shares are delivered to the Holder, all accumulated credits for the value of dividends and distributions or the cash equivalent thereof attributable to such vested shares shall be paid to the Holder. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof made by the Company for the benefit of a Holder. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof in shares of Stock rather than in cash or other medium. (If payment is made in Stock, the conversion to Stocks shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions or the cash equivalent thereof made by the Company on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under the Plan.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1  Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2  RSU Award.  An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. On the date of settlement, each RSU shall have a value equal to the Fair Market Value of a share of Stock on such date.

8.3  RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4  Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

8.5  Separation from Service.  Each Award Agreement shall set forth the extent to which RSU Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all RSU Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

8.6  Dividends.  All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested RSU Awards shall not be paid to the Holder of such RSU Award but the value thereof shall be credited by the Company for the benefit of the Holder. At such time as vested shares are delivered to the Holder, all accumulated credits for the value of dividends and distributions or the cash equivalent thereof attributable to such vested shares shall be paid to the Holder. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof made by the Company for the benefit of a Holder. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof in shares of Stock rather than in cash or other medium. (If payment is made in Stock, the conversion to Stock shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions or the cash equivalent thereof made by the Company on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under the Plan.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

9.1  Authority to Grant Performance Stock Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2  Performance Goals.  Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Goals set forth in this Article IX, the Performance Goals upon which the issuance, payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder: total stockholder return, net income, earnings per share, stock price, market share, return on capital employed, after-tax rate of return with respect to capital expenditures, return on equity, return on assets, operating income, earnings before interest and taxes, cash flow, cash flow from operations, unit costs, cost reductions, production volume growth, reserve replacement ratio, reserve replacement costs, and/or debt-to-total capitalization ratio. Goals may also be based on performance relative to a peer group of companies.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3  Time of Establishment of Performance Goals.  With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4  Written Agreement.  Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5  Form of Payment Under Performance Unit Award.  Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.

9.6  Holder’s Rights as Stockholder With Respect to a Performance Stock Award.  Subject to the terms and conditions of the Plan or as otherwise provided in an Award Agreement, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock. The Holder of a Performance Unit Award will not have the rights of a stockholder of the Company.

9.7  Increases Prohibited.  None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.8  Stockholder Approval.  No payments of Stock or cash will be made to a Covered Employee pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

9.9  Dividends.  All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested shares of Performance Stock and Performance Units shall not be paid to the Holder of such shares but the value thereof shall be credited by the Company for the benefit of the Holder. At such time as vested shares are delivered to the Holder, all accumulated credits for the value of dividends and distributions or the cash equivalent thereof attributable to such vested shares shall be paid to the Holder. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof made by the Company for the benefit of a Holder. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof in shares of Stock rather than in cash or other medium. (If payment is made in Stock, the conversion to Stocks shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions or the cash equivalent thereof made by the Company on non-vested Performance Stock or Performance Unit Award shall be forfeited in the same manner and at the same time as the respective shares of Performance Stock or Performance Units to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under the Plan.

9.10  Company’s Executive Officer Annual Bonus Plan.  The issuance of shares of Performance Stock or Performance Units under the Plan may also be in lieu of cash payments under the Company’s Executive Officer Annual Bonus Plan, based upon attainment of the performance criteria established under the terms of the Company’s Executive Officer Annual Bonus Plan.

ARTICLE X

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board or Committee.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1  Authority to Grant Other Stock-Based Awards.  The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Sock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2  Value of Other Stock-Based Award.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

11.3  Payment of Other Stock-Based Award.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

11.4  Separation from Service.  The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

ARTICLE XII

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIII

CHANGE IN CONTROL OF THE COMPANY

13.1  Change in Control of the Company.  Upon the occurrence of a Change in Control of the Company, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable upon the date (a) a press release is issued announcing a pending shareholder vote or other transaction which, if approved or consummated, would constitute a Change of Control, or (b) a tender offer or exchange is publicly announced or commenced which, if consummated, would constitute a Change of Control;

(b) any Period of Restriction and restrictions imposed on Restricted Stock and Restricted Stock Units shall lapse upon the date (a) a press release is issued announcing a pending shareholder vote or other transaction which, if approved or consummated, would constitute a Change of Control, or (b) a tender offer or exchange is publicly announced or commenced which, if consummated, would constitute a Change of Control;

(c) the target payout opportunities attainable under all outstanding Awards of Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control of the Company;

(i) The vesting of all Awards denominated in shares of Stock shall be accelerated as of the effective date of the Change in Control of the Company, and shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control of the Company. The Committee has the authority to pay all or any portion of the value of the shares of stock in cash;

(ii) Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change in Control of the Company; and

(d) unless otherwise specifically provided in a written agreement entered into between the Participant and the Company, the Committee shall pay out all Other Stock-Based Awards.

(e) Subject to the acceleration of vesting of outstanding Options, the Committee, in its discretion, may provide that in the event of a Change in Control of the Company pursuant to Section 2.6(b) or (c), no later than ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease, or exchange or assets or dissolution or such election of directors, or in the event of a Change in Control of the Company pursuant to Section 2.6(a), no later than thirty (30) days after the occurrence of such Change in Control of the Company, that (i) Options may be exercised in full only for a limited period of time on or before a specified date (before or after such Change in Control of the Company) fixed by the Committee, after which specified date all unexercised Options and all rights of the Participants thereunder shall terminate, or (ii) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants as of a date, before or after such Change in Control of the Company, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash per share of stock equal to the excess, if any of the “Change in Control of the Company Value” of the shares of stock subject to such Option over the Option Price(s) under such Options for such shares of stock.

For the purpose of this Section 13.1(e), “Change in Control of the Company Value” shall equal the amount determined in clause (i), (ii), or (iii), whichever is applicable, as follows: (i) the per share price of the Stock offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets, or dissolution transaction, (ii) the per share price of the Stock offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control of the Company takes place, or (iii) if such Change in Control of the Company occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares in which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

13.2  Delay of Payment due to Section 409A.  Notwithstanding Section 16.1, if a payment under an Award Agreement is subject to Section 409A and if the Change of Control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Article shall be delayed until the earliest time that such payment would be Permissible under Section 409A.

ARTICLE XIV

ADMINISTRATION

14.1  Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

14.2  Authority of the Committee.  The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price, if any, of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) determine whether, to what extent, under what circumstances and how Awards may be canceled, forfeited, or suspended; (e) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Holder thereof or of the Committee; (f) accelerate the time at which any outstanding Award will vest; (g) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (h) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (i) make a determination as to the right of any person to receive payment of an Award or other benefit; and (j) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees or Directors to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

14.3  Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

14.4  No Liability.  Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XV

AMENDMENT OR TERMINATION OF PLAN

15.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 15.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award

Agreement in whole or in part; provided, however, that, no amendment of the Plan shall be made without the approval of the Company’s stockholders if such stockholder approval is required by applicable law or stock exchange rules and, except as provided in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, (b) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying shares of Stock in exchange for another Award (other than in connection with substitute Awards) or (c) take any other action with respect to an Option that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the Company is then listed).

15.2  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVI

MISCELLANEOUS

16.1  Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.2  No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

16.3  Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate. At the request of a Holder, the Company may, in its discretion, withhold amounts in excess of the statutory minimum withholding obligation if permitted by applicable law and to the extent such withholding does not result in adverse accounting treatment.

The Committee may, in its discretion, permit a Holder to satisfy any statutory tax withholding obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s statutory tax withholding obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s statutory tax withholding obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the statutory tax withholding obligation. The Company shall withhold only whole shares of Stock to satisfy its statutory tax withholding obligation. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the statutory tax withholding obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

16.4  Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

16.5  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.6  Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

16.7  Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees and Directors.

16.8  Retirement and Welfare Plans.  Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

16.9  Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

16.10  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.11  Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.12  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.13  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

16.14  Investment Representations.  The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

16.15  Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 16.15 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

16.16  Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

16.17  Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

16.18  Prior Plans.  The Plan shall serve as the successor to the Company’s Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1994 Stock Plan and the Amended and Restated 1993 Nonemployee Directors Stock Option Plan (the “Prior Plans”) and no further grants shall be made under the Prior Plans from and after the Effective Date of the Plan, except for awards with respect to shares of Stock which by reason of the terms of the Prior Plans are again made available for grant due to the forfeiture or cancellation of awards outstanding as of the Effective Date. All outstanding awards under the Prior Plans shall continue to be governed by the terms and conditions of the instrument evidencing such grant or issuance. Notwithstanding any provision in the Plan to the contrary, no provision of the Plan is intended to modify, extend or renew any awards granted under the Prior Plans. Any provision in the Plan that is contrary to a provision in the Prior Plans that would create a modification, extension or renewal of such award is hereby incorporated into the Plan. All terms, conditions and limitations, if any, that are set forth in any previously granted award agreement shall remain in full force and effect under the terms of the respective plan pursuant to which it was issued.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
If you would like to attend the meeting and vote in person, please contact EOG Resources, Inc. at (713) 651-7000 (Attention: Corporate Secretary) for directions to the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EOGRS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOG RESOURCES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTORS AND “FOR” ITEMS 2 AND 3.		☐	☐	☐

1.	To elect six directors of the Company to hold office until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified;
Nominees:
01) George A. Alcorn 04) H. Leighton Steward
02) Charles R. Crisp 05) Donald F. Textor
03) Mark G. Papa 06) Frank G. Wisner

		For	Against	Abstain

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2008.	☐	☐	☐

3.	To approve the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan.	☐	☐	☐

4.	In their discretion, to vote with respect to any other matters that may properly come before the meeting or any adjournment thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend the annual meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2008 Annual Meeting of Stockholders
Thursday, May 8, 2008
3:00 P.M.
Doubletree Hotel
Dezavala Meeting Room
400 Dallas Street
Houston, Texas
Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Meeting of Stockholders To Be Held on May 8, 2008: The Notice of Annual Meeting of Stockholders, 2008 Proxy Statement and 2007 Annual Report to Stockholders are available at www.proxyvote.com and at www.eogresources.com/ investors/annreport.html.

2008 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2008
     The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc.
          The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the “Company”), by signing this proxy, hereby revokes all prior proxies and appoints Frederick J. Plaeger II and Michael P. Donaldson with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2008 annual meeting of stockholders to be held on Thursday, May 8, 2008, at 3:00 p.m., Houston time, and at any adjournments thereof, and to vote all the shares of Common Stock of the Company held of record by the undersigned on March 14, 2008. The Board of Directors recommends a vote “FOR” each of the nominees for directors and “FOR” Items 2 and 3 as set forth on the reverse side.
         SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTORS, “FOR” ITEMS 2 AND 3 AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Do not return your proxy card if you are voting by Internet or telephone.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(continued on other side)